                                                                     EXHIBIT 4.5

================================================================================



                                    INDENTURE


                          DATED AS OF NOVEMBER 24, 1999


                                     BETWEEN


                    GLOBAL TELESYSTEMS EUROPE B.V., AS ISSUER


                                       AND


               UNITED STATES TRUST COMPANY OF NEW YORK, AS TRUSTEE

                              --------------------

                                Euro 225,000,000

                          10 1/2% SENIOR NOTES DUE 2006
                     10 1/2% SENIOR NOTES DUE 2006, SERIES B


================================================================================

                              CROSS-REFERENCE TABLE


TRUST INDENTURE                                                                         INDENTURE
   ACT SECTION                                                                           SECTION
----------------                                                                        ---------
Section 310(a)(1)...............................................................        7.10
           (a)(2)...............................................................        7.10
           (a)(3)...............................................................        N.A.
           (a)(4)...............................................................        N.A.
           (a)(5)...............................................................        7.08, 7.10.
           (b)..................................................................        7.08; 7.10; 10.02
           (c)..................................................................        N.A.
Section 311(a)..................................................................        7.11
           (b)..................................................................        7.11
           (c)..................................................................        N.A.
Section 312(a)..................................................................        2.05
           (b)..................................................................        10.03
           (c)..................................................................        10.03
Section 313(a)..................................................................        7.06
           (b)(1)...............................................................        7.06
           (b)(2)...............................................................        7.06
           (c)..................................................................        7.06; 10.02
           (d)..................................................................        7.06
Section 314(a)..................................................................        4.07; 4.09; 10.02
           (b)..................................................................        N.A.
           (c)(1)...............................................................        10.04
           (c)(2)...............................................................        10.04
           (c)(3)...............................................................        N.A.
           (d)..................................................................        N.A.
           (e)..................................................................        10.05
           (f)..................................................................        N.A.
Section 315(a)..................................................................        7.01(b)
           (b)..................................................................        7.05; 10.02
           (c)..................................................................        7.01(a)
           (d)..................................................................        7.01(c)
           (e)..................................................................        6.11
Section 316(a)(last sentence)...................................................        2.09
           (a)(1)(A)............................................................        6.05
           (a)(1)(B)............................................................        6.04
           (a)(2)...............................................................        N.A.
           (b)..................................................................        6.07
           (c)..................................................................        9.04
Section 317(a)(1)...............................................................        6.08
           (a)(2)...............................................................        6.09
           (b)..................................................................        2.04
Section 318(a)..................................................................        10.01


-------------------------
N.A. means Not Applicable.
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
                                                ARTICLE ONE

                                 DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.       Definitions.....................................................................1
SECTION 1.02.       Incorporation by Reference of Trust Indenture Act..............................19
SECTION 1.03.       Rules of Construction..........................................................20

                                                ARTICLE TWO

                                              THE SECURITIES

SECTION 2.01.       Form and Dating................................................................20
SECTION 2.02.       Execution and Authentication...................................................21
SECTION 2.03.       Registrar and Paying Agent.....................................................21
SECTION 2.04.       Paying Agent To Hold Assets in Trust...........................................22
SECTION 2.05.       Securityholder Lists...........................................................22
SECTION 2.06.       Transfer and Exchange..........................................................22
SECTION 2.07.       Replacement Securities.........................................................23
SECTION 2.08.       Outstanding Securities.........................................................23
SECTION 2.09.       Treasury Securities............................................................24
SECTION 2.10.       Temporary Securities...........................................................24
SECTION 2.11.       Cancellation...................................................................24
SECTION 2.12.       Defaulted Interest.............................................................24
SECTION 2.13.       Common Number..................................................................24
SECTION 2.14.       Deposit of Moneys..............................................................24
SECTION 2.15.       Book-Entry Provisions for Global Securities....................................25
SECTION 2.16.       Registration of Transfers and Exchanges........................................25

                                              ARTICLE THREE

                                               REDEMPTION

SECTION 3.01.       Notices to Trustee.............................................................29
SECTION 3.02.       Notice of Redemption...........................................................29
SECTION 3.03.       Effect of Notice of Redemption.................................................30
SECTION 3.04.       Deposit of Redemption Price....................................................30

                                              ARTICLE FOUR

                                               COVENANTS

SECTION 4.01.       Payment of Securities..........................................................30
SECTION 4.02.       Maintenance of Office or Agency................................................31
SECTION 4.03.       Corporate Existence............................................................31
SECTION 4.04.       Payment of Taxes and Other Claims..............................................31
SECTION 4.05.       Notice of Defaults.............................................................31
SECTION 4.06.       Maintenance of Properties and Insurance........................................32

                                                                                                 Page
                                                                                                 ----
SECTION 4.07.       Compliance Certificate.........................................................32
SECTION 4.08.       Waiver of Stay, Extension or Usury Laws........................................32
SECTION 4.09.       Provision of Financial Information.............................................33
SECTION 4.10.       Change of Control..............................................................33
SECTION 4.11.       Limitation on Restricted Payments..............................................34
SECTION 4.12.       Limitation on Incurrence of Indebtedness.......................................36
SECTION 4.13.       Limitations on Restrictions Affecting Restricted Subsidiaries..................38
SECTION 4.14.       Designation of Unrestricted Subsidiaries.......................................39
SECTION 4.15.       Limitation on Liens............................................................40
SECTION 4.16.       Limitation on Asset Sales......................................................40
SECTION 4.17.       Limitation on Transactions with Affiliates.....................................41
SECTION 4.18.       Limitation on Issuances of Guarantees by Restricted Subsidiaries...............42
SECTION 4.19.       Limitation on the Issuance and Sale of Capital Stock of Restricted
                      Subsidiaries.................................................................42
SECTION 4.20.       Additional Amounts.............................................................42

                                                ARTICLE FIVE

                                        MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.       Mergers, Sale of Assets, etc...................................................44
SECTION 5.02.       Successor Corporation Substituted..............................................44

                                                ARTICLE SIX

                                            DEFAULT AND REMEDIES

SECTION 6.01.       Events of Default..............................................................44
SECTION 6.02.       Acceleration...................................................................46
SECTION 6.03.       Other Remedies.................................................................46
SECTION 6.04.       Waiver of Past Default.........................................................47
SECTION 6.05.       Control by Majority............................................................47
SECTION 6.06.       Limitation on Suits............................................................47
SECTION 6.07.       Rights of Holders To Receive Payment...........................................48
SECTION 6.08.       Collection Suit by Trustee.....................................................48
SECTION 6.09.       Trustee May File Proofs of Claim...............................................48
SECTION 6.10.       Priorities.....................................................................49
SECTION 6.11.       Undertaking for Costs..........................................................49

                                              ARTICLE SEVEN

                                                 TRUSTEE

SECTION 7.01.       Duties of Trustee..............................................................49
SECTION 7.02.       Rights of Trustee..............................................................50
SECTION 7.03.       Individual Rights of Trustee...................................................51
SECTION 7.04.       Trustee's Disclaimer...........................................................51
SECTION 7.05.       Notice of Defaults.............................................................52
SECTION 7.06.       Reports by Trustee to Holders..................................................52
SECTION 7.07.       Compensation and Indemnity.....................................................52
SECTION 7.08.       Replacement of Trustee.........................................................53

                                                                                                 Page
                                                                                                 ----
SECTION 7.09.       Successor Trustee by Merger, etc...............................................54
SECTION 7.10.       Eligibility; Disqualification..................................................54
SECTION 7.11.       Preferential Collection of Claims Against Company..............................54

                                                 ARTICLE EIGHT

                                           DISCHARGE OF INDENTURE

SECTION 8.01.       Termination of Company's Obligations...........................................54
SECTION 8.02.       Application of Trust Money.....................................................55
SECTION 8.03.       Repayment to Company...........................................................55
SECTION 8.04.       Reinstatement..................................................................56

                                                ARTICLE NINE

                                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.       Without Consent of Holders.....................................................56
SECTION 9.02.       With Consent of Holders........................................................57
SECTION 9.03.       Compliance with Trust Indenture Act............................................58
SECTION 9.04.       Revocation and Effect of Consents..............................................58
SECTION 9.05.       Notation on or Exchange of Securities..........................................58
SECTION 9.06.       Trustee To Sign Amendments, etc................................................58

                                                ARTICLE TEN

                                               MISCELLANEOUS

SECTION 10.01.      Trust Indenture Act Controls...................................................59
SECTION 10.02.      Notices........................................................................59
SECTION 10.03.      Communications by Holders with Other Holders...................................61
SECTION 10.04.      Certificate and Opinion as to Conditions Precedent.............................61
SECTION 10.05.      Statements Required in Certificate or Opinion..................................61
SECTION 10.06.      Rules by Trustee, Paying Agent, Registrar......................................62
SECTION 10.07.      Governing Law..................................................................62
SECTION 10.08.      No Recourse Against Others.....................................................62
SECTION 10.09.      Successors.....................................................................62
SECTION 10.10.      Counterpart Originals..........................................................62
SECTION 10.11.      Severability...................................................................62
SECTION 10.12.      No Adverse Interpretation of Other Agreements..................................62
SECTION 10.13.      Legal Holidays.................................................................62
SECTION 10.14.      Agent for Service; Submission to Jurisdiction; Waiver of Immunities............62
SECTION 10.15.      Judgment Currency..............................................................63
SECTION 10.16.      Unclaimed Funds................................................................63

SIGNATURES........................................................................................S-1

EXHIBIT A         Form of Series A Security.......................................................A-1
EXHIBIT B         Form of Series B Security.......................................................B-1
EXHIBIT C         Form of Legend for Global Securities............................................C-1
EXHIBIT D         Form of Transfer Certificate....................................................D-1
EXHIBIT E         Form of Transfer Certificate for Institutional Accredited Investors.............E-1
EXHIBIT F         Form of Transfer Certificate for Regulation S Transfers.........................F-1

                  INDENTURE dated as of November 24, 1999, between GLOBAL TELESYSTEMS EUROPE B.V., a Netherlands limited company (the "Company") and United States Trust Company of New York, a New York banking corporation, as Trustee.

                  Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the
Securities:


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.  Definitions.

                  "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary; provided, however, that such Indebtedness was not Incurred in connection with, or in contemplation of, such Acquisition, such Person becoming a Restricted Subsidiary or such merger or consolidation.

                  "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

                  "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated, merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

                  "Additional Interest" has the meaning provided in Section 4(a) of the Registration Rights Agreement.

                  "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

                  "Agent" means any Registrar, Paying Agent or co-Registrar.

                  "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary; (ii) any material license, franchise or other authorization of the Company or any Restricted Subsidiary; (iii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or (iv) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). For the purposes of this definition, the term "Asset Sale" shall not include (a) any transaction consummated in compliance with Section 5.01 and the creation of any Lien not prohibited by Section 4.15; provided, however, that any transaction consummated in compliance with Section
5.01 involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of the Company and the Restricted Subsidiaries shall be deemed to be an Asset Sale with respect to the properties or assets of the Company and Restricted Subsidiaries that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in such transaction; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; (c) any transaction consummated in compliance with Section 4.11 or that constitutes a Permitted Investment; and (d) any sale, lease, transfer, conveyance or other disposition in the ordinary course of business of capacity on any fiber optic or cable system controlled or operated by the Company or any Restricted Subsidiary or of telecommunications capacity, transmission rights, conduit or rights-of-way acquired by the Company or any Restricted Subsidiary for use in a Telecommunications Business of the Company or any Restricted Subsidiary. In addition, solely for purposes of Section 4.16, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $1.0 million in any fiscal year shall be deemed not to be an Asset Sale.

                  "Bankruptcy Law" see Section 6.01.

                  "Basket" see Section 4.11(c).

                  "Board of Directors" means, with respect to any Person, the Board of Directors of such Person (or comparable governing body), or any authorized committee of that Board (it being understood that the Board of Directors of the Company shall be its Board of Managing Directors and its Board of Supervisory Directors, collectively).

                  "Board of Managing Directors" means, with respect to the Company, its executive board.

                  "Board of Supervisory Directors" means, with respect to the Company, its supervisory board.

                  "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

                  "Business Day" means a day (other than a Saturday or Sunday) on which the Depository and banks in the place of payment are open for business.

                  "Capacity Swaps" means the exchange by the Company or any Restricted Subsidiary of capacity on the Company's or such Restricted Subsidiary's network (including without limitation through the transfer of indefeasible rights of use or multiple investment units and/or the sale or lease of dark fibers or wavelengths thereon) for Equity Interests in any Permitted ISP.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

                  "Cash Equivalents" means: (a) U.S. dollars or Euros; (b) securities (i) issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof or (ii) which are denominated in Euros and are issued by or directly and fully guaranteed or insured by a member of the European Union, or any agency or instrumentality thereof, in each case having maturities of not more than twelve months from the date of acquisition; (c) certificates of deposit and time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and
(c) entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively, and in each case maturing within twelve months after the date of acquisition; and (f) any money market accounts or funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) above.

                  "Cedel" means Cedelbank.

                  "Change of Control" shall mean the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company): (a) any Person or group (other than a Permitted Holder or an Investment Grade Person) is or becomes the beneficial owner, directly or indirectly, of Voting Equity Interests representing 35% or more of the total voting power of the Voting Equity Interests of the Company at a time when the Permitted Holders together (x) own Voting Equity Interests representing a lesser percentage of the total voting power of the Voting Equity Interests of the Company, than such Person or group (for purposes of determining the percentage of the Voting Equity Interests of such Person or group, the holdings of the Permitted Holders who are part of such Person or group shall not be counted in the Voting Equity Interests of such Person or group) or (y) do not hold the power to elect a majority of the members of the Board of Directors of the Company; (b) any Person or group (other than an Investment Grade Person) is or becomes the beneficial owner, directly or indirectly, of Voting Equity Interests representing 50% or more of the total voting power of the Voting Equity Interests of GTS or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of GTS; (c) the Company consolidates with, or merges with or into, another Person (other than an Investment Grade Person) or the Company or one or more Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, to any Person (other than a Wholly Owned Restricted Subsidiary or an Investment Grade Person), or any Person (other than an Investment Grade Person) consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Person or Persons that "beneficially owned," directly or indirectly, Voting Equity Interests representing a majority of the total voting power of the Voting Equity Interests of the Company immediately prior to such transaction, "beneficially own," directly or indirectly, Voting Equity Interests representing a majority of the total voting power of the Voting Equity Interests of the surviving or transferee Person; provided, however, that sales, transfers, conveyances or other dispositions in the ordinary course of business of capacity on fiber optic or cable systems owned, controlled or operated by the Company or any Restricted Subsidiary or of telecommunications capacity or transmission rights, rights-of-way or conduit acquired by the Company or any Restricted Subsidiary for use in the Telecommunications Business of the Company or a Restricted Subsidiary, including, without limitation, for sale, lease, transfer, conveyance or other disposition to any customer of the Company or any Restricted Subsidiary shall not be deemed a disposition of assets for purposes or this clause (c); (d) GTS consolidates with, or merges with or into, another Person (other than an Investment Grade Person) or GTS or one or more of its Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of GTS and its Subsidiaries, taken as a whole, to any Person (other than a wholly owned Subsidiary of GTS or an Investment Grade Person), or any Person (other than an Investment Grade Person) consolidates with, or merges with or into, GTS, in any such event other than pursuant to a transaction in which the Person or Persons that "beneficially owned," directly or indirectly, Voting Equity Interests representing a majority of the total voting power of the Voting Equity Interests of GTS immediately prior to such transaction, "beneficially own," directly or indirectly Voting Equity Interests representing a majority of the total voting power of the Voting Equity Interests of the surviving or transferee Person; (e) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Supervisory Directors of the Company (together with any new directors elected or nominated for election to the Board of Supervisory Directors by the stockholders of the Company with the approval or consent of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or consented to) cease for any reason (other than by action of the Permitted Holders) to constitute a majority of the Board of Managing Directors of the Company then in office; (f) during any consecutive two year period, individuals who at the beginning of such period constituted the Board of Managing Directors of GTS (together with any new directors whose election by the Board of Directors of GTS or whose nomination for election by the stockholders of GTS was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of GTS then in office; or (g) there shall occur the liquidation or dissolution of the Company or GTS. For purposes of this definition, (I) "group" has the meaning under
Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, and (II) "beneficial ownership" has the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise.

                  "Change of Control Date" see Section 4.10(a).

                  "Common Depository" means, with respect to the Securities issued in the form of one or more Global Securities, the Person designated as the common depository by Euroclear or Cedelbank, which shall initially be Bankers Trust Company.

                  "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary, and delivered to the Trustee.

                  "Consolidated Income Tax Expense" means, with respect to any period, the provision for federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" means, with respect to any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all capitalized interest and all accrued interest, (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP and (iii) dividends and distributions in respect of Disqualified Equity Interests actually paid in cash by the Company or any Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) during such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, with respect to any period, the net income of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) other than for purposes of calculating the Basket, all extraordinary gains or losses for such period, (b) other than for purposes of calculating the Basket, all gains or losses from the sales or other dispositions of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period; (c) that portion of such net income derived from or in respect of investments in Persons other than Restricted Subsidiaries, except to the extent actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (f) of this definition); (d) the portion of such net income (or loss) allocable to minority interests in any Person (other than a Restricted Subsidiary) for such period, except to the extent the Company's allocable portion of such Person's net income for such period is actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (f) of this definition); (e) the net income (or loss) of any other Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination; and (f) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time (regardless of any waiver) permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its Equity Interest holders.

                  "Consolidated Operating Cash Flow" means, with respect to any period, Consolidated Net Income for such period increased (without duplication), to the extent deducted in calculating such Consolidated Net Income, by (a) Consolidated Income Tax Expense for such period; (b) Consolidated Interest Expense for such period; and (c) depreciation, amortization and any other non-cash items for such period (other than any non-cash item which requires the accrual of, or a reserve for, cash charges for any future period) of the Company and the Restricted Subsidiaries, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis in accordance with GAAP minus non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 or such other address as the Trustee may give notice to the Company.

                  "CT Corporation System" see Section 10.14.

                  "Cumulative Operating Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on January 4, 1999 and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

                  "Currency Agreement" shall mean any foreign exchange contract, currency swap agreement or other similar agreement or arrangement, which may include the use of derivatives, designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values and not for speculative purposes.

                  "Custodian" see Section 6.01.

                  "Debt to Annualized Operating Cash Flow Ratio" means the ratio of (a) the Total Consolidated Indebtedness as of the date of calculation (the "Determination Date") to (b) two times the Consolidated Operating Cash Flow for the latest two fiscal quarters for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Consolidated Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date, (I) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash
Flow) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (II) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period, and (III) if the Company or any Restricted Subsidiary shall have in any manner
(x) acquired (through an Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period (it being understood that in calculating Consolidated Operating Cash Flow the exclusions set forth in clauses (a) through (f) of the definition of Consolidated Net Income shall apply to an Acquired Person as if it were a Restricted Subsidiary).

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Depository" means, with respect to the Securities issued in the form of one or more Global Securities, Euroclear or Cedel.

                  "Designation" see Section 4.14.

                  "Designation Amount" see Section 4.14.

                  "Determination Date" has the meaning set forth in the definition of "Debt to Annualized Operating Cash Flow Ratio" above.

                  "Disinterested Director" means a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to the transaction being considered. For purposes of this Indenture, a member of the Board of Directors of the Company shall not be deemed to have any material direct or indirect financial interest in or with respect to the transaction being considered solely by virtue of also being a director or officer of GTS.

                  "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

                  "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date; provided, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Equity Interests upon the occurrence of a change in control occurring prior to the Maturity Date shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to the holders of such Equity Interests than the provisions under
Section 4.10 and such Equity Interests specifically provide that the Company will not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Company's repurchase of Securities as are required to be repurchased pursuant to the provisions under Section 4.10.

                  "Dollar Equivalent" shall mean, with respect to a monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such other currency involved in such computation into U.S. dollars at the rate for the purchase of U.S. dollars with the applicable currency as set forth in the Key Currency Cross Rates table of The Wall Street Journal (or a successor table) on the date that is two Business Days prior to such determination.

                  "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

                  "Euro Government Obligations" means Euro-denominated direct non-callable obligations of, or obligations guaranteed by, a member state of the European Union for the payment of which guarantee or obligations the full faith and credit of such member state is pledged.

                  "Euroclear" means Morgan Guaranty Trust Company of New York (Brussels office) as operator of the Euroclear System.

                  "Event of Default" see Section 6.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Exchange Securities" means the Series B Securities to be issued by the Company in exchange for the Series A Securities.

                  "Existing Notes" means, collectively, the Company's 11 1/2% Senior Notes due 2007, 10 3/8% Senior Notes due 2006 and 10 3/8% Senior Notes due 2006.

                  "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase" below.

                  "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, which determination shall be evidenced by a resolution of such Board delivered to the Trustee.

                  "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

                  "Global Security" means a security evidencing all or a portion of the Securities issued to the Depository or its nominee in accordance with
Section 2.01 and bearing the legend set forth in Exhibit C hereto.

                  "GTS" means Global TeleSystems Group, Inc., a Delaware corporation, and its successors.

                  "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other person's financial condition or to cause any other Person to achieve certain levels of operating results.

                  "Holder," "holder of Securities," "Securityholders" or other similar terms mean the registered holder of any Security.

                  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary shall be deemed to be Incurred at such time.

                  "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith); (e) every Capital Lease Obligation of such Person; (f) every net obligation under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person; (g) every obligation of the type referred to in clauses (a) through (f) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (h) any and all Refinancings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (g) above. Indebtedness (i) shall never be calculated taking into account any cash and cash equivalents held by such Person; (ii) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided, however, that such obligations are extinguished within two Business Days of their incurrence unless covered by an overdraft line, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under stand-by letters of credit or guarantees to the extent collateralized by cash or Cash Equivalents; (iii) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be Incurred or outstanding in an amount equal to the accreted value thereof at the date of determination determined in accordance with GAAP; and (iv) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Preferred Equity Interests of any Restricted Subsidiary.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Independent Financial Advisor" means a recognized, accounting, appraisal, investment banking firm or consultant with experience in a Telecommunications Business (i) which does not, and whose directors, officers and employees or Affiliates do not, have a material direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Initial Purchasers" means Donaldson, Lufkin & Jenrette International, Merrill Lynch International, Deutsche Bank AG London, Lehman Brothers International (Europe) and Dresdner Bank AG London Branch.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "interest" means, with respect to the Securities, the sum of any cash interest and any Additional Interest on the Securities.

                  "Interest Payment Date" means each semiannual interest payment date on June 1 and December 1 of each year, commencing June 1, 2000.

                  "Interest Rate Protection Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  "Interest Record Date" for the interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the May 15 or November 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

                  "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any investment involving a transfer of any property or asset other than cash, such property shall be valued at its Fair Market Value at the time of such transfer. "Investments" shall exclude extensions of trade credit in the ordinary course of business in accordance with normal trade practices.

                  "Investment Grade Person" means a corporation, partnership, limited liability company or limited liability partnership (i) whose outstanding unsecured debt securities are assigned ratings by both Rating Agencies equal to or higher than "A", or the equivalents thereof, (ii) with a total market capitalization at such time of at least $10 billion and (iii) that is primarily engaged in a Telecommunications Business.

                  "Issue Date" means the original issue date of the Securities.

                  "Judgment Currency" see Section 10.15.

                  "Latest Balance Sheet" means, of any Person, the latest consolidated balance sheet of such Person reported on by a recognized firm of independent accountants without qualification as to scope.

                  "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                  "Maturity Date" means the date, which is set forth on the face of the Securities, on which the Securities will mature.

                  "Measurement Period" has the meaning set forth in the definition of "Debt to Annualized Operating Cash Flow Ratio" above.

                  "Monetization Sale" see Section 4.16.

                  "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; (d) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Subsidiary.

                  "Non-Recourse Debt" means Indebtedness:

                  (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

                  (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other that Indebtedness incurred under clause (i) of the definition of Qualified Subsidiary Indebtedness) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                  "Note Amount" see Section 4.16.

                  "Note Portion of Excess Proceeds" see Section 4.16.

                  "Obligations" means any principal, interest (including, without limitation, post-petition interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offer" has the meaning set forth in the definition of "Offer to Purchase".

                  "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of the Company by first-class mail, postage prepaid, to each holder at his address appearing in the register for the Securities on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase, which shall be not less than 20 Business Days nor more than 90 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Securities to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

                 (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

                 (2) the Expiration Date and the Purchase Date;

                 (3) the aggregate principal amount of the outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount");

                 (4) the purchase price to be paid by the Company for each Euro 1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

                 (5) that the holder may tender all or any portion of Securities registered in the name of such holder and that any portion of a Security tendered must be tendered in an integral multiple of Euro 1,000 aggregate principal amount;

                 (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

                 (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

                 (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

                 (9) that each holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

                (10) that holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Security the holder tendered, the certificate number of the Security the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

                (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of Euro 1,000 aggregate principal amount or integral multiples thereof shall be purchased); and

                (12) that in the case of any holder whose Security is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

                  An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

                  "Officer" means any managing director, the Chief Financial Officer, or the Treasurer of the Company.

                  "Officer's Certificate" means a certificate signed by two Officers of the Company complying with Sections 10.04 and 10.05.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

                  "Other Debt" see Section 4.16.

                  "Participant" see Section 2.15.

                  "Paying Agent" see Section 2.03.

                  "Permitted Holders" means GTS or any of its Affiliates.

                  "Permitted Investments" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) loans and advances to employees made in the ordinary course of business not to exceed $10,000,000 in the aggregate at any one time outstanding;
(d) Interest Rate Protection Obligations and Currency Agreements permitted under
Section 4.12; (e) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section 4.16; (f) transactions with officers, directors and employees of the Company or any Restricted Subsidiary entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such director or employee) and consistent with past business practices; (g) Investments made in the ordinary course of business and on ordinary business terms as partial payment for constructing a network relating principally to a Telecommunications Business; (h) Investments in any Restricted Subsidiary; (i) intercompany Indebtedness to the extent permitted under Section 4.12(b)(v); (i) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment (x) such other Person becomes a Restricted Subsidiary or (y) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary; (j) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment (x) such other Person becomes a Restricted Subsidiary or (y) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary; (k) Investments in evidences of Indebtedness, securities or other property received from another Person by the Company or any Restricted Subsidiary in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such Person held by the Company or any Restricted Subsidiary, or for other liabilities or obligations of such other Person to the Company or any Restricted Subsidiary that were created in accordance with the terms of this Indenture (l) Investments in Permitted ISPs made after the date of this Indenture pursuant to Capacity Swaps if the Board of Managing Directors determines prior thereto that such Investment is on terms that are fair and reasonable to the Company; provided, however, that the amount of network capacity contributed or transferred to any Permitted ISP in connection with all Capacity Swaps in effect on any date of determination shall not exceed 25% of the Company's aggregate network capacity on such date (determined on the basis of the dense wavelength division multiplexing and other equipment then in use on the Company's network and without giving effect to anticipated upgrades or replacements thereof); (m) Permitted Project Finance Investments; and (n) an Investment in any Person the primary business of which is a Telecommunications Business in an amount outstanding at any one time not to exceed 25% of the Company's Cumulative Operating Cash Flow.

                  "Permitted ISP" means any Person engaged in the provision or sale of Internet services, as determined in good faith by the Board of Directors (whose determination shall be conclusive if evidenced by a Board Resolution).

                  "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary and Liens securing Acquired Indebtedness; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation or Incurrence of such Acquired Indebtedness and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation or Incurrence of such Acquired Indebtedness; (b) Liens existing on the Issue Date; (c) Liens securing Indebtedness consisting of Capitalized Lease Obligations, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of Telecommunications Assets used in the business of the Company or any Restricted Subsidiary, or repairs, additions or improvements to such assets; provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the Incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or any Restricted Subsidiary (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by Section 4.12 and (IV) such Liens attach within 90 days of such purchase, construction, installation, repair, addition or improvement; (d) Liens to secure any Refinancings, in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto);
(e) Liens securing letters of credit or guarantees entered into in the ordinary course of business and consistent with past business practice; (f) Liens on and pledges of the capital stock of any Person (other than a Restricted Subsidiary) securing any Indebtedness of such Person; provided, however, that the Investment in such Person constitutes a Permitted Investment; (g) Liens on any property or assets of a Restricted Subsidiary granted in favor of and held by the Company or any Restricted Subsidiary; (h) Liens on any property or assets of the Company or any Restricted Subsidiary securing on a pari passu basis all of the Notes (whether or not the Existing Securities are also so secured); (i) Liens securing surety, appeal and performance bonds; (j) Liens securing Qualified Subsidiary Indebtedness or facilities which upon drawing will constitute Qualified Subsidiary Indebtedness, to the extent permitted to be Incurred under Section 4.12; and (k) Liens securing Indebtedness under Interest Rate Protection Obligations or Indebtedness under Currency Agreements to the extent permitted to be Incurred under Section 4.12.

                  "Permitted Project Financing Investment" means an Investment by the Company or any Restricted Subsidiary in any Unrestricted Subsidiary for the purpose of facilitating the incurrence by such Unrestricted Subsidiary of Non-Recourse Debt for the purpose of financing a portion of the cost of design, construction, engineering, acquisition, installation, development by such Unrestricted Subsidiary of the telecommunications network of the Company; provided, however, that the amount of any such Investment shall not exceed 60%of the total initial capitalization of any such Unrestricted Subsidiary.

                  "Permitted Refinancing" means, with respect to any Indebtedness, Indebtedness to the extent representing a Refinancing of such Indebtedness; provided, however, that (1) the Refinancing Indebtedness shall not exceed the sum of the amount of the Indebtedness being Refinanced, plus the amount of accrued interest or dividends thereon, the amount of any reasonably determined prepayment premium necessary to accomplish such Refinancing and reasonable fees and expenses incurred in connection therewith; (2) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced and shall not permit redemption or other retirement (including pursuant to any required offer to purchase to be made by the Company or any Restricted Subsidiary) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being Refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required offer to purchase made by the Company or a Restricted Subsidiary) upon a change of control of the Company pursuant to provisions substantially similar to those under Section 4.10; (3) Indebtedness that ranks pari passu with the Securities may be Refinanced only with Indebtedness that is made pari passu with or subordinate in right of payment to the Securities, and Indebtedness that is subordinated in right of payment to the Securities may be Refinanced only with Indebtedness that is subordinate in right of payment to the Securities on terms no less favorable to the Holders than those contained in the Indebtedness being Refinanced; and (4) if the Indebtedness being Refinanced is Indebtedness of the Company, the Refinancing Indebtedness is incurred by the Company.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Physical Securities" has the meaning set forth in Section
2.01.

                  "Preferred Equity Interest" in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

                  "principal" of a debt security means the principal of the security, plus, when appropriate, the premium, if any, on the security.

                  "Private Placement Legend" means the legend initially set forth on the Series A Securities in the form set forth on Exhibit A hereto.

                  "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase".

                  "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase".

                  "Purchase Price" has the meaning set forth in the definition of "Offer to Purchase".

                  "QIB Global Security" see Section 2.01.

                  "Qualified Equity Interest" means any Equity Interest of the Company other than any Disqualified Equity Interest.

                  "Qualified Institutional Buyer" or "QIB" means a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act.

                  "Qualified Subsidiary Indebtedness" means (i) Indebtedness of Restricted Subsidiaries under one or more senior credit agreements, senior loan agreements or similar senior facilities, secured or unsecured or senior guarantees of any such agreements or facilities entered into from time to time, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith or (ii) Indebtedness of Restricted Subsidiaries in an aggregate principal amount not to exceed $100.0 million in the aggregate at any time outstanding.

                  "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

                  "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed hereto as Exhibit A or Exhibit B hereto.

                  "Refinance" means refinance, renew, extend, replace, defease or refund; and "Refinancing" and "Refinanced" have correlative meanings.

                  "Registered Exchange Offer" means the offer to exchange the Series B Securities for all of the outstanding Series A Securities in accordance with the Registration Rights Agreement.

                  "Registrar" see Section 2.03.

                  "Registration" means the Registered Exchange Offer by the Company or other registration of the Series A Securities under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of November 24, 1999 relating to the Securities between the Company and the Initial Purchasers.

                  "Registration Statement" means the registration statement(s) as defined and described in the Registration Rights Agreement.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Global Security" see Section 2.01.

                  "Relevant Taxing Jurisdiction" see Section 4.20.

                  "Replacement Assets" means (x) properties and assets (other than cash or any Equity Interests or other security) that will be used in a Telecommunications Business of the Company and the Restricted Subsidiaries or
(y) Equity Interests of any Person engaged primarily in a Telecommunications Business, which Person will become on the date of acquisition thereof a Restricted Subsidiary as a result of the Company's acquiring such Equity Interests.

                  "Required Filing Date" see Section 4.09.

                  "Restricted Payments" see Section 4.11.

                  "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act or any successor to such rule; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

                  "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a resolution of the Board of Directors of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to Section 4.14. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

                  "Revocation" see Section 4.14.

                  "Rule 144A" means Rule 144A under the Securities Act or any successor thereto.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" means the Series A Securities and the Series B Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Series A Securities" means the 10 1/2% Senior Notes due 2006 of the Company issued pursuant to this Indenture and sold pursuant to the Purchase Agreement.

                  "Series B Securities" means the 10 1/2% Senior Notes due 2006, Series B, of the Company to be issued pursuant to this Indenture in exchange for the Series A Securities pursuant to the Registered Exchange Offer and the Registration Rights Agreement.

                  "Share Capital" shall mean, at any time of determination, the stated capital of the Equity Interests (other than Disqualified Stock) and additional paid-in capital of the Company at such time, all as determined in accordance with GAAP plus any amount pursuant to an acquisition that otherwise would have been considered as additional paid-in-capital except for the Company's decision to record such acquisition as a "pooling of interests," as determined in accordance with GAAP.

                  "Significant Restricted Subsidiary" means, at any date of determination, (a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries (i) for the most recent fiscal year of the Company accounted for more than 10.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 10.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in
Section 6.01(8) or (9) has occurred and is continuing, would constitute a Significant Restricted Subsidiary under clause (a) of this definition.

                  "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

                  "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to the Securities.

                  "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

                  "Subsidiary Debt to Annualized Operating Cash Flow Ratio" means the ratio of (a) the Total Consolidated Subsidiary Indebtedness as of the Determination Date to (b) two times the Consolidated Operating Cash Flow for the Measurement Period. The Subsidiary Debt to Annualized Operating Cash Flow Ratio shall otherwise be calculated in the same manner as the Debt to Annualized Operating Cash Flow Ratio.

                  "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

                  "Tax" shall mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

                  "Taxing Authority" shall mean any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

                  "Telecommunications Acquisition" means an Acquisition of properties or assets to be used in a Telecommunications Business or of the Equity Interests of any Person that becomes a Restricted Subsidiary; provided, however, that such Person's properties and assets shall consist principally of properties or assets that will be used in a Telecommunications Business.

                  "Telecommunications Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business and the Equity Interests of a person engaged principally in a Telecommunications Business.

                  "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) constructing, creating, developing or marketing communications related network equipment, products, software, services and other devices for use in a communications business, and (iii) evaluating, participating in or pursuing any other activity or opportunity that is a reasonably related, ancillary or complementary to the activities identified in clause (i) or (ii) above.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except in each case as provided in Section 9.03.

                  "Total Consolidated Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and the Restricted Subsidiaries, on a consolidated basis, outstanding as of such date of determination, after giving effect to any Incurrence of Indebtedness and the application of the proceeds therefrom giving rise to such determination.

                  "Total Consolidated Subsidiary Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Restricted Subsidiaries, on a consolidated basis, outstanding as of such date of determination, after giving effect to any Incurrence of Indebtedness and the application of the proceeds therefrom giving rise to such determination.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "Trust Officer" means any officer within the corporate trust department (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to Section 4.14. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of Section 4.14.

                  "U.S. Person" means a "U.S. person" as defined in Rule 902 under the Securities Act or any successor to such Rule.

                  "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or Person.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

                  "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

SECTION 1.02. Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company or any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) provisions apply to successive events and transactions;
         and

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE TWO

                                 THE SECURITIES


SECTION 2.01.  Form and Dating.

                  The Series A Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Series B Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication.

                  Securities initially offered and sold by the Initial Purchasers shall, unless the applicable Holder requests Securities in the form of certificated Securities in registered form ("Physical Securities"), which shall be in substantially the form set forth in Exhibit A hereto, be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A hereto, deposited with the Common Depository, as custodian for the Depository, and shall bear the legend set forth in Exhibit C hereto. One or more separate Global Securities shall be issued to represent Securities held by (i) Qualified Institutional Buyers (a "QIB Global Security") and (ii) Persons acquiring Securities in offshore transactions in reliance on Regulation S (a "Regulation S Global Security"). In the event of any transfer of a beneficial interest in a QIB Global Security or a Regulation S Global Security to an Institutional Accredited Investor in accordance with Section 2.16, the Company shall issue one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A hereto, bearing the legend set forth in Exhibit C hereto for interests held by Institutional Accredited Investors (an "Institutional Accredited Investor Global Security"). The Company shall cause the QIB Global Securities, Regulation S Global Securities and the Institutional Accredited Investor Global Securities to have separate common numbers.

                  The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedelbank" and "Customer Handbook" of Cedel shall be applicable to interests in the QIB Global Security and the Regulation S Global Security that are held by the Participants through Euroclear or Cedel.

                  Upon consummation of the Registration, Series B Securities may be issued in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit B hereto, deposited with the Common Depository, as custodian for the Depository, and shall bear the legend set forth on Exhibit C hereto.

                  The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository, as hereinafter provided.

SECTION 2.02.  Execution and Authentication.

                  An Officer (who shall, in case, not being a managing director, have been duly authorized by all requisite corporate actions) shall sign the Securities for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate (i) Series A Securities for original issue in an aggregate principal amount not to exceed Euro 225,000,000 and (ii) Series B Securities from time to time only in exchange for a like principal amount of Series A Securities in accordance with the Registration Rights Agreement, in each case upon a written order of the Company in the form of an Officer's Certificate. The Officer's Certificate shall specify the amount of Securities to be authenticated, the series of Securities and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed Euro 225,000,000, except as provided in Section 2.07. Upon receipt of a written order of the Company in the form of an Officer's Certificate, the Trustee shall authenticate Securities in substitution for Securities originally issued to reflect any name change of the Company.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

                  The Securities shall be issuable only in registered form without coupons in denominations of Euro 1,000 and any integral multiple thereof.

SECTION 2.03. Registrar and Paying Agent.

                  The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, and, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such stock exchange require, in Luxembourg, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register or registers of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Except as provided herein, the Company, or any Subsidiary may act as Paying Agent, Registrar or co-Registrar.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

                  The Company initially appoints Deutsche Bank AG, London branch as principal Paying Agent, until such time as Deutsche Bank AG, London branch has resigned or a successor has been appointed. In addition, the Company initially appoints Banque Internationale a Luxembourg S.A. as Paying Agent in Luxembourg, Bankers Trust Luxembourg S.A. as Registrar and as Paying Agent in Luxembourg and the Trustee as Paying Agent in New York City.

SECTION 2.04.  Paying Agent To Hold Assets in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall promptly notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the Company), the Paying Agent shall have no further liability for such assets. If the Company, any Subsidiary or any of their respective Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

SECTION 2.05.  Securityholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Interest Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.

                  Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.10, 3.06, 4.10, 4.16 or 9.05). The Registrar shall not be required to register the transfer or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Security being redeemed in part.

                  Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any Agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such Agent shall be affected by notice to the contrary. Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

SECTION 2.07.  Replacement Securities.

                  If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements for replacement of Securities are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced and evidence to their satisfaction of the apparent loss, destruction or theft of such Security. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel.

                  Every replacement Security is an additional obligation of the Company.

SECTION 2.08.  Outstanding Securities.

                  Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

                  If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

                  If on a Redemption Date, Purchase Date or the Maturity Date the Paying Agents hold money sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.10.  Temporary Securities.

                  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11.  Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Securities surrendered for transfer, exchange, payment or cancellation and deliver to the Company such cancelled Securities for disposal. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment or cancellation and shall deliver to the Company such cancelled Securities for disposal.

SECTION 2.12.  Defaulted Interest.

                  If the Company defaults in a payment of principal or interest on the Securities, it shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate per annum borne by the Securities, to the extent lawful.

SECTION 2.13.  Common Number.

                  The Company in issuing the Securities will use one or more "common" numbers and the Trustee shall use the appropriate common number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the common number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any changes in common numbers.

SECTION 2.14.  Deposit of Moneys.

                  Prior to 12:00 noon London time on the Business Day prior to each Interest Payment Date, Redemption Date, Purchase Date and the Maturity Date, the Company shall deposit with the principal Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest

Payment Date, Redemption Date, Purchase Date or Maturity Date, as the case may be, in a timely manner which permits the principal Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Purchase Date or Maturity Date, as the case may be.

SECTION 2.15. Book-Entry Provisions for Global Securities.

                  (a) The Global Securities initially shall (i) be registered in the name of the nominee of the Common Depository, as nominee of the Depository,
(ii) be delivered to the common depository, as custodian for such Depository and
(iii) bear legends as set forth in Exhibit C hereto.

                  Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Common Depository, as its custodian, or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security.

                  (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) a Default or an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

                  (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and make available for delivery, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

                  (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

                  (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16. Registration of Transfers and Exchanges.

                  (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar with a request:

                  (i) to register the transfer of the Physical Securities; or

                  (ii) to exchange such Physical Securities for an equal principal amount of Physical Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for registration of transfer or exchange:

                 (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing;

                (II) in the case of Physical Securities of Series A Securities, such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                  (A) if such Physical Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit D hereto); or

                  (B) if such Physical Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or

                  (C) if such Physical Security is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit F hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (D) if such Physical Security is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (E) if such Physical Security is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferee certificate for Institutional Accredited Investors substantially in the form of Exhibit E hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (F) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, if such transfer is in respect of an aggregate principal amount of Series A Securities less than the equivalent of $250,000, and an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

                  (b) Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security may not be exchanged for a beneficial interest in a Global Security under any circumstances.

                  (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a QIB Global Security, an Institutional Accredited Investor Global Security or Regulation S Global Security, as the case may be, to another type of Global Security, together with the applicable Global Securities (or, if the applicable type of Global Security required to represent the interest as requested to be transferred is not then outstanding, only the Global Security representing the interest being transferred), the Registrar shall cancel such Global Securities (or Global Security) and the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate new Global Securities of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Securities represented by such types of Global Securities, giving effect to such transfer. If the applicable type of Global Security required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Security of such type in principal amount equal to the principal amount of the interest requested to be transferred.

                  (d) Transfer of a Beneficial Interest in a Global Security for a Physical Security.

                 (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Physical Security only if (i) the Depositary is unwilling or unable to continue as depositary for such Global Securities and the Company thereupon fails to appoint a successor depositary within 90 days or
         (ii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Securities. Under the circumstances described in the preceding sentence, beneficial interests in a Global Security may only be exchanged for interests in a Physical Security in whole and not in part. Upon receipt by the Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Series A Securities, the following additional information and documents:

                  (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit D hereto); or

                  (B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form of Exhibit D hereto); or

                  (C) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit F hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (D) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (E) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferee certificate for Institutional Accredited Investors substantially in the form of Exhibit E hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (F) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, if such transfer is in respect of an aggregate principal amount of Series A Securities less than the equivalent of $250,000, and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar, the aggregate principal amount of the applicable Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and make available for delivery to the transferee a Physical Security in the appropriate principal amount.

                (ii) Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar in writing. The Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

                  (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act (including pursuant to a Registration).

                  (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


                                  ARTICLE THREE

                                   REDEMPTION


SECTION 3.01.  Notices to Trustee.

                  If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed. The Company shall give such notice to the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.  Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed at such Holder's registered address. The Company will cause a notice of such redemption to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

                  Each notice of redemption shall identify the Securities to be redeemed (including the Common number thereon) and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price;

                  (3) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price; and

                  (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price upon surrender to the Paying Agent.

                  At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

SECTION 3.03. Effect of Notice of Redemption.

                  Once a notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date.

SECTION 3.04. Deposit of Redemption Price.

                  Prior to 12:00 noon London time on the Business Day prior to the Redemption Date, the Company shall deposit with the principal Paying Agent (or if the Company is its own Paying Agent, shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

                  If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the principal Paying Agent money sufficient to pay the Redemption Price thereof, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections 2.12 and 4.01 with respect to any payment default.


                                  ARTICLE FOUR

                                    COVENANTS


SECTION 4.01.  Payment of Securities.

                  The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities and the Registration Rights Agreement. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agents (other than the Company, a Subsidiary or an Affiliate of the Company) hold on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

                  The Company shall pay cash interest on overdue principal at the same rate per annum borne by the Securities. The Company shall pay cash interest on overdue installments of interest at the same rate per annum borne by the Securities, to the extent lawful, as provided in Section 2.12.

SECTION 4.02. Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan, The City of New York, and, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such stock exchange require, in Luxembourg, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02 hereof. The Company hereby initially designates (i) the Trustee at its address set forth in
Section 10.02 hereof as its office or agency in The Borough of Manhattan, The City of New York, for such purposes, (ii) Banque Internationale a Luxembourg S.A., at 69, route d'Esch, L-1470 Luxembourg and Bankers Trust Luxembourg S.A., as their offices or agencies in Luxembourg for such purposes and (iii) Deutsche Bank AG, London branch at its address set forth in Section 10.02 hereof as its office or agency in London, for such purposes.

SECTION 4.03.  Corporate Existence.

                  Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and the Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of Managing Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders; provided, further, however, that a determination of the Board of Managing Directors of the Company shall not be required in the event of a merger of one or more Wholly Owned Restricted Subsidiaries of the Company with or into another Wholly Owned Restricted Subsidiary of the Company or another Person, if the surviving Person is a Wholly Owned Restricted Subsidiary of the Company organized under the laws of the United States or a State thereof or of the District of Columbia.

SECTION 4.04. Payment of Taxes and Other Claims.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.05.  Notice of Defaults.

                  (a) In the event that any Indebtedness of the Company or any of its Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

                  (b) Upon becoming aware of any Default, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the Default.

SECTION 4.06. Maintenance of Properties and Insurance.

                  (a) The Company shall cause all material properties owned by or leased to it or any Restricted Subsidiary and used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.06 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of the Restricted Subsidiary concerned, or of an officer (or other agent employed by the Company or of any Restricted Subsidiary) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

                  (b) The Company shall maintain, and shall cause the Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, and workers' compensation insurance.

SECTION 4.07.  Compliance Certificate.

                  The Company shall deliver to the Trustee within 120 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default has occurred and whether or not the signers know of any Default by the Company that occurred during such fiscal year. If they do know of such a Default, the certificate shall describe all such Defaults, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section 4.07 shall be for the fiscal year ending December 31, 2000.

SECTION 4.08. Waiver of Stay, Extension or Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.09. Provision of Financial Information.

                  Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required; provided, however, that until the Company is subject to Section 13(a) or Section 15(d) of the Exchange Act or any successor provisions thereto, the Required Filing Dates for such quarterly reports shall be 75 days following the end of the applicable fiscal quarter. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC but subject to the proviso in the previous sentence) (i) transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the Note register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the SEC pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder. In addition, for so long as any Securities remain outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Securities, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such holder. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.10.  Change of Control.

                  (a) Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the Trustee and Holders of the Securities of such occurrence in the manner prescribed by this Indenture and shall, within 30 days after the Change of Control Date, make an Offer to Purchase all Securities then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date. The Company will cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger
Wort). The Company's obligations may be satisfied if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements of this Indenture applicable to an Offer to Purchase made by the Company and purchases all Securities validly tendered and not withdrawn under such Offer to Purchase. Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of Euro 1,000 principal amount.

                  (b) On or prior to the Purchase Date specified in the Offer to Purchase, the Company shall (i) accept for payment all Securities or portions thereof validly tendered pursuant to the Offer, (ii) deposit with the principal Paying Agent or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04 money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee for cancellation all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The principal Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted, payment in an amount equal to the Purchase Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to each Holder of Securities a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

                  (c) If the Company makes an Offer to Purchase, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable Federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Securities are listed, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed a Default.

SECTION 4.11. Limitation on Restricted Payments.

                  The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly,

                  (i) declare or pay any dividend or any other distribution on any Equity Interests of the Company or any Restricted Subsidiary or make any payment or distribution to the direct or indirect holders of Equity Interests of the Company or any Restricted Subsidiary (other than any dividends, distributions and payments made to the Company or any Restricted Subsidiary and dividends or distributions payable to any Person solely in Qualified Equity Interests or in options, warrants or other rights to purchase Qualified Equity Interests);

                  (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary);

                  (iii) purchase, redeem, defease or retire for value, or make any principal payment on, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than any Subordinated Indebtedness held by any Restricted Subsidiary); or

                  (iv) make any Investment (other than Permitted Investments)

(any of the foregoing, a "Restricted Payment"), unless

                  (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

                  (b) immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of additional Indebtedness under Section 4.12(a); and

                  (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made on or after the Issue Date (excluding any Restricted Payment described in clauses (ii), (iii) or (iv) of the next paragraph) does not exceed an amount equal to the sum of the following (the "Basket"):

                          (1) (x) the Cumulative Operating Cash Flow determined
                  at the time of such Restricted Payment less (y) 150% of cumulative Consolidated Interest Expense determined for the period (treated as one accounting period) commencing on January 4, 1999 and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is required to be available, plus

                          (2) the aggregate net cash proceeds received by the
                  Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Subsidiary) of Qualified Equity Interests after the Issue Date (other than any issuance and sale of Qualified Equity Interests (A) financed, directly or indirectly, using funds (I) borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid or (II) contributed, extended, guaranteed or advanced by the Company or any Subsidiary (including, without limitation, in respect of any employee stock ownership or benefit plan) or (B) the proceeds of which are used to effect any transaction permitted by clauses (ii), (iii) or (iv) of the next paragraph), plus

                          (3) the aggregate amount by which Indebtedness (other
                  than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date into Qualified Equity Interests (less the amount of any cash, or the fair value of property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus

                          (4) in the case of the disposition or repayment of any
                  Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Cumulative Operating Cash Flow) equal to the lesser of: (x) the return of capital with respect to such Investment and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

                          (5) so long as the Designation thereof was treated as
                  a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with
                  Section 4.14, the Company's proportionate interest in an amount equal to the excess of (x) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value, over (y) the total liabilities of such Subsidiary, determined in accordance with GAAP (and provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation), minus

                          (6) with respect to each Subsidiary of the Company
                  which has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with Section 4.14, the greater of
                  (x) $0 and (y) the Designation Amount thereof (measured as of the Date of Designation).

                  The foregoing provisions will not prevent (i) the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of formal notice such payment or redemption would comply with the provisions of this Indenture; (ii) the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent (A) common equity capital contribution to the Company from any Person

(other than a Subsidiary) or (B) issue and sale (other than to a Subsidiary) of, Qualified Equity Interests; (iii) any Investment to the extent that the consideration therefor consists of the net proceeds of the substantially concurrent issue and sale (other than to a Subsidiary) of Qualified Equity Interests; (iv) the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness made in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary) of, (x) Qualified Equity Interests or (y) other Subordinated Indebtedness having no stated maturity for the payment of principal thereof prior to the Maturity Date; or (v) any Investment in any Person; provided, however, that Investments pursuant to this clause (v) shall not exceed $25.0 million in the aggregate at any time outstanding; provided, further, however, that in the case of each of clauses (ii), (iii), (iv) and (v), no Default shall have occurred and be continuing or would arise therefrom.

SECTION 4.12. Limitation on Incurrence of Indebtedness.

                  (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness; provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) if, at the time of such Incurrence, both (i) the Debt to Annualized Operating Cash Flow Ratio would be less than or equal to 6.0 to 1.0 and (ii) in the case of the Incurrence of Indebtedness by a Restricted Subsidiary, the Subsidiary Debt to Annualized Operating Cash Flow Ratio would be less than or equal to 4.0 to 1.0.

                  (b) The foregoing limitations of paragraph (a) of this covenant will not apply to any of the following, each of which shall be given independent effect:

                  (i) the Securities and the Exchange Securities, and Permitted Refinancings thereof;

                  (ii) Indebtedness of the Company or any Restricted Subsidiary to the extent outstanding on the date of this Indenture, and Permitted Refinancings thereof;

                  (iii) Indebtedness of the Company or Qualified Subsidiary Indebtedness, in each case, to the extent that the proceeds of or credit support provided by such Indebtedness is used to finance the cost (including the cost of design, development, engineering, construction, acquisition, installation, or integration or improvement) of Telecommunication Assets acquired by the Company or a Restricted Subsidiary after the Issue Date or to finance or support working capital or capital expenditures for a Telecommunications Business, and Permitted Refinancings thereof;

                  (iv) (1) Indebtedness (including Acquired Indebtedness) of the Company or Qualified Subsidiary Indebtedness, in each case, to the extent that the proceeds of or credit support provided by such Indebtedness is used in connection with the development, expansion or operation of a Telecommunications Business or is used to finance (or is incurred as Acquired Indebtedness in consumation of) a Telecommunications Acquisition, or working capital for, or to finance the construction of, the business or network acquired and (2) Acquired Indebtedness, and, in each case, Permitted Refinancings thereof, but in each case only to the extent that (x) the aggregate amount of Indebtedness outstanding of the Company and the Restricted Subsidiaries after giving effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom does not exceed the product of
         2.0 and the Share Capital of the Company at the date of Incurrence of such Indebtedness or (y) the aggregate amount of such Indebtedness or Acquired Indebtedness, together with all Indebtedness of the Person, if any, that is to become a Restricted Subsidiary or be merged or consolidated with or into the Company or any Restricted Subsidiary in the contemplated transaction outstanding at the time of such transaction (whether or not Incurred in connection with, or in contemplation of, such transaction), does not exceed the net sum of the plant, property and equipment set forth on the Latest Balance Sheet of such Person;

                  (v) (1) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary and (2) Indebtedness of the Company owed to and held by any Restricted Subsidiary which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under the Securities; provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (v) shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary referred to in this clause (v) to any Person other than the Company or any Restricted Subsidiary or (y) any Restricted Subsidiary that holds Indebtedness of the Company or another Restricted Subsidiary ceasing to be a Restricted Subsidiary;

                  (vi) Interest Rate Protection Obligations of the Company or any Restricted Subsidiary relating to Indebtedness of the Company or such Restricted Subsidiary, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be Incurred under this covenant); provided, however, that the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

                  (vii) Indebtedness of the Company or any Restricted Subsidiary under Currency Agreements; provided, however, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness or other obligations of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

                  (viii) Indebtedness of the Company and/or any Restricted Subsidiary in respect of performance bonds of the Company or any Restricted Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary incurred in the ordinary course of business and on ordinary business terms in connection with the construction or operation of a Telecommunications Business;

                  (ix) Indebtedness of the Company so long as the sum of (1) the aggregate amount of Indebtedness Incurred and outstanding by the Company pursuant to this clause (ix) and (2) the product of 2.0 and the aggregate amount of Indebtedness Incurred and outstanding by the Restricted Subsidiaries (collectively) pursuant to this clause (ix) does not exceed the product of 2.0 and (A) 100% of the Net Proceeds received by the Company after the Issue Date from contributions of capital or the issuance and sale of its Qualified Equity Interests to any Person (other that any Restricted Subsidiary) and (B) 80% of the Net Proceeds of property other than cash received by the Company after the Issue Date from contributions of capital or the issuance and sale of its Qualified Equity Interests to any Person (other than any Restricted Subsidiary), in each case (A) and (B) only to the extent that such Net Proceeds have not been used pursuant to clause (c)(2) of the first paragraph of Section 4.11 to make a Restricted Payment; provided, however, that no such indebtedness may be incurred pursuant to this clause (ix) to the extent that such contributions to capital or issuance and sale of Qualified Equity Interests were previously included in the determination of Share Capital for purposes of Incurring Indebtedness under clause (iv) above of this paragraph (b) of this Section 4.12;

                  (x) guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any Restricted Subsidiary of the Company that is permitted to be incurred hereunder; and

                  (xi) in addition to the items referred to in clauses (i) through (x) above, Indebtedness of the Company or Qualified Subsidiary Indebtedness in an aggregate amount not to exceed $25.0 million at any time outstanding.

                  (c) For purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; provided, however, that the foregoing shall not in any way be deemed to limit the provisions of Section 4.18.

                  (d) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be Incurred through the first paragraph of this covenant or by meeting the criteria of one or more of the types of Indebtedness described in the second paragraph of this covenant (or the definitions of the terms used therein), the Company, in its sole discretion, may, at the time of such Incurrence, (i) classify such item of Indebtedness under and comply with either of such paragraphs (or any of such definitions), as applicable, (ii) classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable, and (iii) elect to comply with such paragraphs (or definitions), as applicable, in any order.

SECTION 4.13.  Limitations on Restrictions Affecting Restricted Subsidiaries.

                  The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (x) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (y) make loans or advances to, or guarantee any Indebtedness or other obligations of, the Company or any other Restricted Subsidiary or (z) transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

                  The foregoing shall not prohibit (a) any encumbrances or restrictions existing under or by reason of any agreement in effect on the Issue Date, as any such agreement is in effect on such date or as thereafter amended, renewed, supplemented, restated or replaced but only if such encumbrances or restrictions are no more restrictive, taken as a whole, than in the agreement being amended; (b) customary provisions contained in an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided, however, that (x) such encumbrance or restriction is applicable only to such Restricted Subsidiary or assets and (y) such sale or disposition is made in accordance with Section 4.16; (c) any encumbrance or restriction existing under or by reason of applicable law; (d) customary provisions that restrict the subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary or that are contained in any agreement entered into in the ordinary course of business; (e) covenants in purchase money obligations for property acquired in the ordinary course of business restricting transfer of such property; (f) covenants in security, pledge and similar agreements securing Indebtedness of a Restricted Subsidiary (to the extent that such Liens were otherwise incurred in accordance with Section 4.15) that restrict the transfer of property subject to such agreements; (g) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition, which encumbrance or restriction (x) is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the properties or assets of the Person so acquired, and (y) is not incurred in connection with or in contemplation of such acquisition; (h) contained in any agreement entered into after the Issue Date, so long as such encumbrances or restrictions are not materially more disadvantageous, taken as a whole, to the Holders than the encumbrances and restrictions in existence at the Issue Date; (i) encumbrances or restrictions contained in any agreement entered into after the Issue Date for Indebtedness so long as (a) such encumbrances or restrictions, taken as a whole, are not more restrictive than those which are customary in comparable financing agreements and (b) management of the Company determines that such encumbrances or restrictions will not materially impair the Company's ability to make payments when due on the Notes; or (j) customary limitations on the disposition or distribution of assets or property in joint venture agreements entered into in the ordinary course of business;

provided, however, that such encumbrance or restriction is applicable only to such Restricted Subsidiary constituting such joint venture.

SECTION 4.14. Designation of Unrestricted Subsidiaries.

                  (a) The Company may designate any Subsidiary of the Company as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

                  (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

                  (ii) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of Section 4.11 in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP.

                  All Subsidiaries of Unrestricted Subsidiaries shall be Unrestricted Subsidiaries.

                  The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, at any time (x) provide credit support for, subject any of its properties or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be liable for any Indebtedness of any Unrestricted Subsidiary or (z) be liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary.

                  (b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") only if:

                  (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

                  (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture; and

                  (iii) any transaction (or series of related transactions) between such Subsidiary and any of its Affiliates that occurred while such Subsidiary was an Unrestricted Subsidiary would be permitted by
         Section 4.17 as if such transaction (or series of related transactions) had occurred at the time of such Revocation (after giving effect to any modification to such transaction (or series of related transactions) effective at such time).

                  All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.15.  Limitation on Liens.

                  The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Lien (other than any Permitted Lien) of any kind securing Indebtedness or trade payables against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds, income or profits therefrom, unless contemporaneously therewith or prior thereto, (i) in the case of any Lien securing an obligation that ranks pari passu with the Securities, effective provision is made to secure the Securities equally and ratably with or prior to such obligation with a Lien on the same collateral and (ii) in the case of any Lien securing an obligation that is subordinated in right of payment to the Securities, effective provision is made to secure the Securities with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

SECTION 4.16. Limitation on Asset Sales.

                  The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless
(x) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (y) at least 75% of such consideration consists of (i) cash or Cash Equivalents, (ii) Replacement Assets,
(iii) publicly traded Equity Interests of a Person who is engaged primarily in a Telecommunications Business; provided, however, that the Company or such Restricted Subsidiary shall sell (a "Monetization Sale"), for cash or Cash Equivalents, such Equity Interests to a third Person (other than to the Company or a Subsidiary thereof) at a price not less than the Fair Market Value thereof within 365 days of the consummation of such Asset Sale, or (iv) any combination of the foregoing clauses (i) through (iii). The amount of any (x) Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or such Restricted Subsidiary, (y) notes or other similar obligations received by the Company or any Restricted Subsidiary from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within 365 days of the related Asset Sale) by the Company or any Restricted Subsidiary into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by the Company or such Restricted Subsidiary and (z) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, if the Company and all of its Restricted Subsidiaries immediately are released from all guarantees of payment of such Indebtedness is no longer the liability of the Company or any of its Restricted Subsidiaries shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or such Restricted Subsidiary. Any Net Cash Proceeds from any Asset Sale or any Monetization Sale that are not invested in Replacement Assets or used to repay and permanently reduce the commitments under Indebtedness of any Restricted Subsidiary within 365 days of the consummation of such Asset Sale or Monetization Sale shall constitute "Excess Proceeds" subject to disposition as provided below. Pending final application of any such Net Cash Proceeds, the Company or any Restricted Subsidiary that is a borrower under Qualified Subsidiary Indebtedness may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture.

                  Within 40 days after the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Company shall make an Offer to Purchase, from all Holders on a pro rata basis, that aggregate principal amount of Securities as can be purchased with the Note Portion of Excess Proceeds at a price in cash equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to any purchase date. To the extent that the aggregate amount of principal and accrued interest of Securities validly tendered and not withdrawn pursuant to an Offer to Purchase is less than the Excess Proceeds, the Company may use such surplus for general corporate purposes. If the aggregate amount of principal and accrued interest of Securities validly tendered and not withdrawn by Holders thereof exceeds the amount of Securities that can be purchased with the Note Portion of Excess Proceeds, Securities to be purchased will be selected pro rata based on the aggregate principal amount of Securities tendered by each Holder. Upon completion of an Offer to Purchase, the amount of Excess Proceeds with respect to the applicable Asset Sale or Monetization Sale shall be reset to zero.

                  In the event that any other Indebtedness of the Company that ranks pari passu with the Securities (the "Other Debt") requires an offer to purchase to be made to repurchase such Other Debt upon the consummation of an Asset Sale, the Company may apply the Excess Proceeds otherwise required to be applied to an Offer to Purchase to offer to purchase such Other Debt and to an Offer to Purchase so long as the amount of such Excess Proceeds applied to purchase the Securities is not less than the Note Portion of Excess Proceeds. With respect to any Excess Proceeds, the Company shall make the Offer to Purchase in respect thereof at the same time as the analogous offer to purchase is made pursuant to any Other Debt and the Purchase Date in respect thereof shall be the same as the purchase date in respect thereof pursuant to any Other Debt.

                  For purposes of this covenant, "Note Portion of Excess Proceeds" means (1) if no Other Debt is being offered to be purchased, the amount of the Excess Proceeds and (2) if Other Debt is being offered to be purchased, the amount of the Excess Proceeds equal to the product of (x) the Excess Proceeds and (y) a fraction the numerator of which is the aggregate amount of all Securities tendered pursuant to the Offer to Purchase related to such Excess Proceeds (the "Note Amount") and the denominator of which is the sum of the Note Amount and the aggregate amount as of the relevant purchase date of all Other Debt tendered and purchased pursuant to a concurrent offer to purchase such Other Debt made at the time of such Offer to Purchase.

                  In the event that the Company makes an Offer to Purchase the Securities, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed a Default or an Event of Default.

SECTION 4.17. Limitation on Transactions with Affiliates.

                  The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction or series of related transactions with or for the benefit of any Affiliate, any holder of 5% or more of any class of Equity Interests or any officer, director or employee of the Company or any Restricted Subsidiary (each, an "Affiliate Transaction"), unless such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than could reasonably be obtained at such time in a comparable transaction with an unaffiliated third party. For any such transaction that involves value in excess of $5.0 million, the Company shall deliver to the Trustee an Officers' Certificate stating that a majority of the Disinterested Directors has determined that the transaction satisfies the above criteria and shall evidence such a determination by a Board Resolution delivered to the Trustee. For any such transaction that involves value in excess of $20.0 million, the Company shall also obtain a written opinion from an Independent Financial Advisor to the effect that such transaction is fair, from a financial point of view, to the Company or such Restricted Subsidiary, as the case may be.

                  Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions between or among the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries; (ii) customary directors' fees, indemnification and similar arrangements, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into in the ordinary course of business (including customary benefits thereunder); (iii) transactions pursuant to agreements or arrangements in effect on the Issue Date, as such agreements or arrangements are in effect on the Issue Date or as thereafter amended or supplemented in a manner not adverse to the Holders; (iv) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and consistent with past business practices; (v) any transactions between the Company or any Restricted Subsidiary, on the one hand, and any Affiliate of the Company engaged primarily in a Telecommunications Business, on the other hand, (x) in the ordinary course of business and consistent with commercially reasonable practices or (y) approved by a majority of the Disinterested Directors; (vi) any payment pursuant to any tax sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; provided, however, that such payment is not greater than that which the Company would be required to pay as a stand-alone taxpayer; (vii) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof; (viii) Restricted Payments permitted under Section 4.11; and (ix) the issuance and sale by the Company for cash of Qualified Equity Interests.

SECTION 4.18. Limitation on Issuances of Guarantees by Restricted Subsidiaries.

                  The Company shall not cause or permit any Restricted Subsidiary, directly or indirectly, to guarantee any Indebtedness of the Company ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture pursuant to which such Restricted Subsidiary guarantees (a "Subsidiary Guarantee") all of the Company's obligations under the Securities and this Indenture and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee. If the Guaranteed Indebtedness is (A) pari passu with the Securities, then the guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Securities, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Securities.

                  Any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Equity Interests of the Company or any Restricted Subsidiary in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is made in accordance with this Indenture) or (ii) the release or discharge of the guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such guarantee.

SECTION 4.19. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries.

                  The Company shall not sell, and shall not cause or permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any Equity Interests of a Restricted Subsidiary, except (i) to the Company or a Wholly Owned Restricted Subsidiary; (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary; or (iii) in the case of issuance of Equity Interests by a non-Wholly Owned Restricted Subsidiary if, after giving effect to such issuance, the Company maintains its direct or indirect percentage of beneficial and economic ownership of such non-Wholly Owned Restricted Subsidiary.

SECTION 4.20.  Additional Amounts.

                  All payments made by the Company under or with respect to the Securities will be made free and clear of and without withholding or deduction for or on account of any present of future Taxes imposed or levied by or on behalf of any Taxing Authority within the Netherlands, or within any other jurisdiction in which the Company is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (each, a "Relevant Taxing Jurisdiction"), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company is required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Securities, the Company will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder of Securities (including Additional Amounts) after such withholding or deduction will equal the amount the holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to any Tax that would not have been imposed, payable or due (i) but for the existence of any present or former connection between the holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Securities) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in the Relevant Taxing Jurisdiction) other than the mere holding of the Securities or enforcement of rights thereunder or the receipt of payments in respect therefrom; (ii) but for the failure to satisfy any certification, identification or other reporting requirements whether imposed by statute, treaty, regulation or administrative practice, provided, however, that the Company has delivered a request to the holder to comply with such requirements at least 30 days prior to the date by which such compliance is required; or
(iii) if the presentation of Securities (where presentation is required) for payment has occurred within 30 days after the date such payment was due and payable or was duly provided for, whichever is later. In addition, Additional Amounts will not be payable with respect to any Tax which is payable otherwise than by withholding from payments of, or in respect of principal of, or any interest on, the Securities.

                  Whenever in this Indenture there is mentioned, in any context, the payment of amounts based upon the principal amount of the Securities or of principal, interest or of any other amount payable under or with respect to any of the Securities, such mentioned shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

                  Upon request, the Company will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts.

                  The Company will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies, which arise in any jurisdiction from the execution, delivery or registration of the Securities or any other document or instrument referred to therein, or the receipt of any payments with respect to the Securities, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of The Netherlands, any jurisdiction in which the Company is organized or is otherwise resident for tax purposes, the United States of America or any jurisdiction in which a Paying Agent is located, but not excluding those resulting from, or required to be paid in connection with, the enforcement of the Securities or any other such document or instrument following the occurrence of any Event of Default with respect to the Securities.

                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION


SECTION 5.01. Mergers, Sale of Assets, etc.

                  The Company shall not consolidate with or merge with or into (whether or not the Company is the Surviving Person) any other Person and the Company shall not, and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the property and assets of the Company and the Restricted Subsidiaries, taken as a whole, to any Person or Persons (other than any Restricted Subsidiary), in each case, in a single transaction or series of related transactions, unless: (i) either (x) the Company shall be the Surviving Person or (y) the Surviving Person (if other than the Company) shall be a corporation organized and validly existing under the laws of The Netherlands, the United States of America or any State thereof or the District of Columbia, and shall, in any such case, expressly assume by a supplemental indenture hereto, the due and punctual payment of the principal of and interest on the Securities and the performance and observance of every covenant of this Indenture and the Registration Rights Agreement to be performed or observed on the part of the Company; (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction, the Surviving Person (as the Company) could Incur at least $1.00 of additional Indebtedness under Section 4.12(a).

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interests of which constitutes all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

SECTION 5.02. Successor Corporation Substituted.

                  In the event of any transaction (other than a lease) described in and complying with the conditions listed in the first paragraph of this covenant in which the Company is not the Surviving Person and the Surviving Person is to assume all the Obligations of the Company under the Securities, this Indenture and the Registration Rights Agreement pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company and the Company shall be discharged from its Obligations under the Securities, this Indenture and the Registration Rights Agreement.


                                   ARTICLE SIX

                              DEFAULT AND REMEDIES


SECTION 6.01.  Events of Default.

                  Each of the following shall be an "Event of Default" for purposes of this Indenture:

                  (1) failure to pay principal of any Security when due;

                  (2) failure to pay any interest on any Security when due, continued for 30 days or more;

                  (3) failure to pay on the Purchase Date the Purchase Price for any Security validly tendered pursuant to an Offer to Purchase;

                  (4) failure to perform or comply with any of the provisions of
         Section 5.01;

                  (5) failure to perform any other covenant, warranty or agreement of the Company under this Indenture or in the Securities, and the Default continues for the period and after the notice specified in the last paragraph of this Section 6.01;

                  (6) there shall be, with respect to any issue or issues of Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of $10.0 million or more in aggregate for such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (x) an event of default that has caused the holders thereof (or their representative) (I) to declare such Indebtedness to be due and payable prior to its scheduled maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 45 days following such acceleration and/or (II) to commence judicial proceeding to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the property or assets securing such Indebtedness and/or (y) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 45 days of such payment default;

                  (7) the rendering of a final judgment or judgments against the Company or any Restricted Subsidiary in an amount of $10.0 million or more which remains undischarged or unstayed for a period of 60 consecutive days;

                  (8) the Company or any Significant Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                         (A) admits in writing its inability to pay its debts
                  generally as they become due,

                         (B) commences a voluntary case or proceeding,

                         (C) consents to the entry of an order for relief
                  against it in an involuntary case or proceeding,

                         (D) consents or acquiesces in the institution of a
                  bankruptcy or insolvency proceeding against it,

                         (E) consents to the appointment of a Custodian of it or
                  for all or substantially all of its property, or

                         (F) makes a general assignment for the benefit of its
                  creditors, or any of them takes any action to authorize or effect any of the foregoing; or

                  (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                         (A) is for relief against the Company or any
                  Significant Restricted Subsidiary in an involuntary case or proceeding,

                         (B) appoints a Custodian of the Company or any
                  Significant Restricted Subsidiary or for all or substantially all of its property, or

                         (C) orders the liquidation of the Company or any
                  Significant Restricted Subsidiary, and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

                  The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  A Default under clause (5) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Company and the Trustee, of the Default in writing and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Securities then outstanding. When a Default is cured, it ceases.

SECTION 6.02.  Acceleration.

                  If an Event of Default with respect to the Securities (other than an Event of Default specified in clause (8) or (9) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice in writing to the Company and the Trustee, if applicable, may declare the unpaid principal of and accrued interest to the date of acceleration on all outstanding Securities to be due and payable immediately and, upon any such declaration, such principal amount and accrued interest, notwithstanding anything contained in this Indenture or the Securities to the contrary, shall become immediately due and payable.

                  If an Event of Default specified in clause (8) or (9) of
Section 6.01 with respect to the Company occurs, all unpaid principal of and accrued interest on all outstanding Securities shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  After a declaration of acceleration, but before a judgment or decree of the money due in respect of the Securities has been obtained, the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (other than the nonpayment of accelerated principal of and interest on the Securities which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.  Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Default.

                  Subject to Sections 2.09, 6.07 and 9.02, prior to the declaration of acceleration of the Securities, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in Section 6.01(1) or (2) or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section 9.02. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively. This paragraph of this Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

                  Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  Control by Majority.

                  Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.06.  Limitation on Suits.

                  A Securityholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Securities unless:

                  (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

                  (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request; and

                  (v) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities (excluding Affiliates of the Company) do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07. Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of or interest on a Security, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08. Collection Suit by Trustee.

                  If an Event of Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized and directed by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.  Priorities.

                  If the Trustee collects any money or property pursuant to this Article Six it shall pay out the money or property in the following order:

                  First: to the Trustee for amounts due under Section 7.07;

                  Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  Third: to the Company.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11.  Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates therefor.


                                  ARTICLE SEVEN

                                     TRUSTEE


SECTION 7.01.  Duties of Trustee.

                  (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of a Default:

                  (1) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity or security satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

                  (f) The Trustee shall not be liable for interest on any money received by it. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  Rights of Trustee.

                  Subject to Section 7.01:

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                  (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

                  (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

                  (i) The Trustee shall not be deemed to have notice of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

                  (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

                  (k) In the absence of written notice from the Company, the Trustee is entitled to assume that no Additional Interest is due or payable on the Securities.

SECTION 7.03. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, subject to Section 7.10 hereof. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05.  Notice of Defaults.

                  If a Default occurs and is continuing and the Trustee actually knows of such Default, the Trustee shall mail to each Securityholder notice of the Default within 30 days after the occurrence thereof. Except in the case of an Event of Default in payment of principal of or interest on any Security or in the case of a Default or an Event of Default with respect to Article Five hereof, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders. This Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso to Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 7.06. Reports by Trustee to Holders.

                  If required by TIA Section 313(a), within 60 days after each September 1 beginning with September 1, 2000, the Trustee shall mail to each Securityholder a report dated as of such September 1 that complies with TIA
Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and
(d).

                  A copy of each such report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

                  The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

SECTION 7.07.  Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.01 hereof.

                  The Company shall indemnify the Trustee, its agents and officers, for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense; provided, however, that the Company's reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel.

                  The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities or the Purchase Price or Redemption Price of any Securities to be purchased or pursuant to an Offer to Purchase or notice of redemption.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this
Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law, and the termination of this Indenture.

SECTION 7.08.  Replacement of Trustee.

                  The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

                  (3) a custodian or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee.

SECTION 7.10.  Eligibility; Disqualification.

                  This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA Section 310(b), the Trustee and the Company shall comply with the provisions of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect herein before specified in this Article Seven.

SECTION 7.11.  Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                  ARTICLE EIGHT

                             DISCHARGE OF INDENTURE


SECTION 8.01. Termination of Company's Obligations.

                  The Company may terminate its substantive obligations in respect of the Securities by delivering all outstanding Securities to the Trustee for cancellation and paying all sums payable by it on account of principal of, premium, if any, and interest on all Securities or otherwise. In addition to the foregoing, the Company may terminate its obligation under Sections 4.04, 4.06, 4.08, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18,
4.19 and 4.20 (and no Default with respect to such Sections under Section 6.01(5) shall thereafter apply), by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, cash in Euros, Euro Government Obligations or a combination thereof sufficient to pay all remaining indebtedness on the Securities at maturity or upon earlier redemption, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations and (iii) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein. In addition, the Company may, provided that no Default has occurred and is continuing or would arise therefrom (or, with respect to a Default specified in Section 6.01(8) or (9), occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)), terminate all of its substantive obligations in respect of the Securities (including its obligations to pay the principal of and interest on the Securities) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, cash in Euros, Euro Government Obligations or a combination thereof sufficient to pay all remaining indebtedness on the Securities at maturity or upon earlier redemption, (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel addressed to the Trustee based upon such a ruling or based on a change in the applicable Federal tax law since the date of this Indenture to such effect and (iii) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein.

                  Notwithstanding the foregoing paragraph, the Company's obligations under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.12, 2.13
and 4.01 (but not with respect to termination of substantive obligations pursuant to the third sentence of the foregoing paragraph), 4.02, 7.07, 7.08,
8.03 and 8.04 shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Sections 7.07, 8.03 and 8.04 shall survive.

                  After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Euros, Euro Government Obligations or a combination thereof deposited pursuant to this
Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

SECTION 8.02. Application of Trust Money.

                  The Trustee shall hold in trust money or Euros, Euro Government Obligations or a combination thereof deposited with it pursuant to
Section 8.01, and shall apply the deposited money in accordance with this Indenture solely to the payment of principal of and interest on the Securities.

SECTION 8.03.  Repayment to Company.

                  Subject to Sections 7.07 and 8.01, the Trustee shall promptly pay to the Company upon written request any excess money held by it at any time. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York and in a newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Securityholders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agents with respect to such money shall thereupon cease.

SECTION 8.04.  Reinstatement.

                  If the Trustee is unable to apply any Euros, Euro Government Obligations or a combination thereof in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.01 until such time as the Trustee is permitted to apply all such Euros, Euro Government Obligations or a combination thereof in accordance with
Section 8.01; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the Euros, Euro Government Obligations or a combination thereof held by the Trustee.


                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 9.01. Without Consent of Holders.

                  The Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

                  (i) to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not materially adversely affect the rights of any Holder;

                  (ii) to effect the assumption by a successor Person of all obligations of the Company under the Securities, this Indenture and the Registration Rights Agreement in connection with any transaction complying with Article Five of this Indenture;

                  (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (iv) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (v) to make any change that would provide any additional benefit or rights to the Holders;

                  (vi) to make any other change that does not materially adversely affect the rights of any Holder under this Indenture;

                  (vii) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                  (viii) to secure the Securities pursuant to the requirements of Section 4.20 or otherwise;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02. With Consent of Holders.

                  Subject to Section 6.07, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities, including consents obtained in connection with a tender offer or exchange offer for such Securities. Subject to Section 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities. However, without the consent of the Holder of each Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                  (1) change the maturity of the principal of any such Security;

                  (2) alter the optional redemption or repurchase provisions of any such Security or this Indenture in a manner adverse to the Holders of such Security;

                  (3) reduce the principal amount of any such Security;

                  (4) reduce the rate of or extend the time for payment of interest on any such Security;

                  (5) change the place or currency of payment of the principal of or interest on any such Security;

                  (6) modify any provisions of Section 6.04 (other than to add sections of this Indenture or the Securities subject thereto) or 6.07 or this Section 9.02 (other than to add sections of this Indenture or the Securities which may not be amended, supplemented or waived without the consent of each Securityholder affected);

                  (7) reduce the percentage of the principal amount of outstanding Securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any Default in respect thereof;

                  (8) waive a default in the payment of the principal of or interest on or redemption payment with respect to any such Security (except a rescission of acceleration of the Securities by the Holders as provided in Section 6.02 and a waiver of the payment default that resulted from such acceleration);

                  (9) modify the ranking or priority of such Security; or

                  (10) modify the provisions of any covenant (or the related definitions in this Indenture) requiring the Company to make any Offer to Purchase in a manner materially adverse to the Holders.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03. Compliance with Trust Indenture Act.

                  Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents.

                  Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of such Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Securities after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (10) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.05. Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee To Sign Amendments, etc.

                  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

                                   ARTICLE TEN

                                  MISCELLANEOUS


SECTION 10.01.  Trust Indenture Act Controls.

                  This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

                  The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 10.02.  Notices.

                  Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

         if to the Company:

                  Global TeleSystems Europe B.V.
                  World Trade Center
                  Strawinskylaan 425
                  1077 XX Amsterdam, The Netherlands

                  Attention:  Chief Executive Officer

                  Facsimile:  31-20-575-2155
                  Telephone:  31-20-575-2160

         with a copy to:

                  Global TeleSystems Group, Inc.
                  4121 Wilson Boulevard, 8th Floor
                  Arlington, Virginia   22203

                  Attention:  Chief Executive Officer

                  Facsimile:  (703) 236-3100
                  Telephone:  (703) 236-3101

                  and

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York  10022-6069

                  Attention:  David Beveridge

                  Facsimile:  (44 171) 920-9020
                  Telephone:  (44 171) 920-9005

         if to the Trustee:

                  United States Trust Company of New York
                  114 W. 47th Street
                  New York, NY  10036-1532

                  Attention:  Corporate Trust Administration

                  Facsimile:  (212) 852-1626
                  Telephone:  (212) 852-1000

         if to the Principal Paying Agent:

                  Deutsche Bank AG, London branch
                  Winchester House, 1 Great Winchester Street
                  London, EC2N 2DB
                  England

                  Attention:  Corporate Trust Administration

                  Facsimile:  44 171 207 5164
                  Telephone:  44 171 545 8000

         if to the Luxembourg Paying and Transfer Agents:

                  Banque Internationale a Luxembourg
                  69, route d'Esch
                  L-1470 Luxembourg

                  Facsimile:  (352) 4590-4227
                  Telephone:  (352) 4590-3550

                  Bankers Trust Luxembourg S.A.
                  14 Boulevard F.D. Roosevelt
                  L-2450 Luxembourg

                  Facsimile:  00 352 473 136
                  Telephone:  00 352 460 241

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed, first-class, postage prepaid, to a Holder including any notice delivered in connection with TIA
Section 310(b), TIA Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed to him at his address as set forth on the Security Register and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA Section 313(c).

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 10.03. Communications by Holders with Other Holders.

                  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 10.04. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                  (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.05. Statements Required in Certificate or Opinion.

                  Each certificate (other than the certificates provided pursuant to Section 4.07) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 10.06.  Rules by Trustee, Paying Agent, Registrar.

                  The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agents or Registrar may make reasonable rules for their functions.

SECTION 10.07.  Governing Law.

                  The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law. Under the Judiciary Law of the State of New York, a judgment or decree in an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree.

SECTION 10.08. No Recourse Against Others.

                  A director, officer, employee, incorporator or stockholder of the Company or any of its Affiliates, as such, shall not have any liability for any obligations of the Company or any of its Affiliates under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 10.09.  Successors.

                  All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.10.  Counterpart Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.11.  Severability.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 10.12.  No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.13.  Legal Holidays.

                  If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

SECTION 10.14. Agent for Service; Submission to Jurisdiction; Waiver of
               Immunities.

                  By the execution and delivery of this Indenture, the Company
(i) acknowledges that it has, by separate written instruments, designated and appointed CT Corporation System, 1633 Broadway, New York, NY 10019 ("CT Corporation System") (and any successor entity), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture that may be instituted in any federal or state court in the Borough of Manhattan, City of New York, State of New York or brought under federal or state securities laws, and represent and warrant that CT Corporation System has accepted such designation, (ii) submit to the jurisdiction of any such court in any such suit or proceeding and (iii) agree that service of process upon CT Corporation System and written notice of said service to the Company, in accordance with Section 10.02 shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect for as long as any of the Securities remain outstanding (subject to the limitation set forth in clause (i)); provided, however, that the Company may, and to the extent CT Corporation System ceases to be able to be served on the basis contemplated herein shall, by written notice to the Trustee, designate such additional or alternative agent for service of process under this Section
10.14 that (i) maintains an office located in the Borough of Manhattan, City of New York, State of New York, and (ii) is either (x) United States counsel for the Company or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for service of process and the address of the office of such agent for service of process in the Borough of Manhattan, City of New York, State of New York.

                  To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court of (i) any jurisdiction in which the Company owns or leases property or assets, (ii) the United States or the State of New York or (iii) the Netherlands or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets or this Agreement or any of the Notes or actions to enforce judgments in respect of any thereof, the Company hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

SECTION 10.15.  Judgment Currency.

                  The Company hereby agrees to indemnify the Trustee, its directors, its officers and each person, if any, who controls the Trustee within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any loss incurred by such person as a result of any judgment or order being given or made against the Company for any U.S. dollar amount due under this Agreement and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

SECTION 10.16.  Unclaimed Funds.

                  If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

                            [Signature Page Follows]

                                   SIGNATURES


                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                      GLOBAL TELESYSTEMS EUROPE B.V.




                                      By:   /s/ JIM REYNOLDS
                                         -------------------------------------
                                         Name:  Jim Reynolds
                                         Title: Managing Director


                                      UNITED STATES TRUST COMPANY OF NEW YORK,
                                         as Trustee




                                      By:   /s/ SIROJNI DINDIAL
                                         -------------------------------------
                                         Name:  Sirojni Dindial
                                         Title: Assistant Vice President

                                                                       EXHIBIT A


                           [FORM OF SERIES A SECURITY]


                  "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"),
         (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2),
         (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI") (2) AGREES THAT IT WILL NOT, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT
         (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

                  NOTES MAY NOT BE OFFERED IN THE NETHERLANDS OR ELSEWHERE AS PART OF THEIR INITIAL DISTRIBUTION, TO THE ACCOUNT

         OF ANY PERSON OR ENTITY OTHER THAN TO PERSONS OR ENTITIES WHO OR WHICH TRADE OR INVEST IN SECURITIES IN THE CONDUCT OF A PROFESSION OR BUSINESS WITHIN THE MEANING OF THE SECURITIES TRANSACTIONS SUPERVISION ACT 1995 (WET TOEZICHT EFFECTENVERKEER 1995) AND ITS IMPLEMENTING REGULATIONS (WHICH INCLUDES BANKS, INVESTMENT BANKS, BROKERS, DEALERS, PENSION FUNDS, INSURANCE COMPANIES, SECURITIES FIRMS, INVESTMENT INSTITUTIONS, OTHER INSTITUTIONAL INVESTORS, AND OTHER PARTIES INCLUDING INTER ALIA TREASURIES AND FINANCE COMPANIES OF LARGE ENTERPRISES WHICH REGULARLY, AS AN ANCILLARY ACTIVITY, TRADE OR INVEST IN SECURITIES.

                         GLOBAL TELESYSTEMS EUROPE B.V.
                          10 1/2% Senior Note due 2006

                                                                     Common No.:
No.                                                                     Euro

                  GLOBAL TELESYSTEMS EUROPE B.V., a Netherlands limited company (the "Company", which term includes any successor corporation), for value received promises to pay to _______________ or registered assigns, the principal sum of _____________ Euro, on December 1, 2006.

                  Interest Payment Dates: June 1 and December 1, commencing June 1, 2000.

                  Interest Record Dates: May 15 and November 15.

                  Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

                                      GLOBAL TELESYSTEMS EUROPE B.V.


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:



                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the 10 1/2% Senior Notes due 2006, described in the within-mentioned Indenture.




Dated:  November 24, 1999
                                      UNITED STATES TRUST COMPANY OF NEW YORK,
                                        as Trustee


                                      By:
                                         -------------------------------------
                                         Authorized Signatory

                              (REVERSE OF SECURITY)

                         GLOBAL TELESYSTEMS EUROPE B.V.


                          10 1/2% Senior Note due 2006


1.       Interest.

                  GLOBAL TELESYSTEMS EUROPE B.V., a Netherlands limited company (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 24, 1999. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing June 1, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) at the rate borne by the Securities to the extent lawful.

2.       Method of Payment.

                  The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Interest Record Date. Payments of principal, premium, if any, and interest will be made (in the case of payments of principal, on presentation of such Securities if in certificated form) by credit or transfer to a Euro account maintained by the Holder in the place of payment specified by the Holder. Holders of Securities who receive payment in any currency other than the Euro must make arrangements at their own expense. The Company shall deliver any such interest, principal or other payment to the principal Paying Agent no later than 12:00 noon London time on the Business Day prior to the date such payment is due.

3.       Paying Agent and Registrar.

                  Initially, Deutsche Bank AG, London branch will act as Paying Agent, the Trustee (as defined below) will act as Paying Agent in New York City, Banque Internationale a Luxembourg S.A. will act as Paying Agent in Luxembourg and Bankers Trust Luxembourg S.A. will act as Paying Agent in Luxembourg and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar.

4.       Indenture.

                  The Company issued the Securities under an Indenture, dated as of November 24, 1999 (the "Indenture"), between the Company and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. This is one of the Series A Securities referred to in the Indenture. The Series A Securities and the Series B Securities referred to in the Indenture are general obligations of the Company limited in aggregate principal amount to Euro 225,000,000.

5.       Optional Redemption.

                  The Company may, at its option, redeem all (but not less than all) of the Securities then outstanding at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, if the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts as a result of change in law (including any regulations promulgated thereunder) or in the interpretation or administration thereof, if such change is announced and becomes effective on or after the Issue Date. Notice of any such redemption must be given within 60 days of the earlier of the announcement and the effectiveness of any such change.

6.       Notice of Redemption.

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. The Company shall cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxembourger Wort). On and after the Redemption Date, interest will cease to accrue on the Securities so long as the Company has deposited with the applicable Paying Agent for the Securities funds in satisfaction of the Redemption Price pursuant to the Indenture.

7.       Change of Control Offer.

                  Following the occurrence of a Change of Control, the Company will be required to notify the Holders of such occurrence in the manner prescribed by the Indentures and shall, within 30 days after the occurrence of the Change of Control, make an offer to purchase all outstanding Securities at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date. The Company will cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (which is expected to the Luxemburger
Wort).

8.       Limitation on Disposition of Assets.

                  Upon the occurrence of certain Asset Sales, the Company is, subject to certain conditions, obligated to make an offer to purchase Securities at a purchase price in cash equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date.

9.       Denominations; Transfer; Exchange.

                  The Securities are in registered form, without coupons, in denominations of Euro 1,000 and integral multiples of Euro 1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

10.      Persons Deemed Owners.

                  The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.      Unclaimed Funds.

                  If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

12.      Legal Defeasance and Covenant Defeasance.

                  The Company may be discharged from its obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

13.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, effect the assumption by a successor person of all obligations of the Company under the Securities, the Indenture and the Registration Rights Agreement in connection with any transaction complying with Article Five of the Indenture or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

14.      Restrictive Covenants.

                  The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments to become applicable to Restricted Subsidiaries, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or certain other related persons. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15.      Defaults and Remedies.

                  If an Event of Default (other than certain events of bankruptcy, insolvency or reorganization affecting the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding by notice in writing to the Company may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. If certain events of bankruptcy, insolvency or reorganization affecting the Company occur under the Indenture, the Securities will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults if it determines that withholding notice is in their interest.

16.      Trustee Dealings with Company.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.      No Recourse Against Others.

                  No stockholder, director, officer, employee or incorporator, as such, of the Company or any of its Affiliates shall have any liability for any obligation of the Company or any of its Affiliates under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

18.      Authentication.

                  This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

19.      Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.      Common Numbers.

                  The Company has caused common numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21.      Governing Law.

                  The laws of the State of New York shall govern the Indenture and this Security without regard to principles of conflicts of laws.

                                 ASSIGNMENT FORM


I or we assign and transfer this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint ________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:                             Signed:
      ---------------                     --------------------------------------
                                          (Signed exactly as name appears
                                          on the other side of this Security)

Signature Guarantee:
                     -----------------------------------------------------------
                     Participant in a recognized Signature Guarantee
                     Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.10 or Section 4.16 of the Indenture, check the appropriate box:

Section 4.10 [  ]
Section 4.16 [  ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.10 or Section 4.16 of the Indenture, state the amount: Euro
                                  -------------

Dated:                        Your Signature:
      ------------------                     -----------------------------------
                                             (Signed exactly as name appears
                                             on the other side of this Security)

Signature Guarantee:
                     -----------------------------------------------------------
                     Participant in a recognized Signature Guarantee
                     Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B


                           (FORM OF SERIES B SECURITY)

                         GLOBAL TELESYSTEMS EUROPE B.V.

                     10 1/2% Senior Note due 2006, Series B

                                                                     Common No.:
No.                                                                     Euro


                  GLOBAL TELESYSTEMS EUROPE B.V., a Netherlands limited company (the "Company"), which term includes any successor corporation), for value
received promises to pay to            or registered assigns, the principal sum
of            Euro, on December 1, 2006.

                  Interest Payment Dates: June 1 and December 1, commencing June 1, 2000.

                  Interest Record Dates: May 15 and November 15.

                  Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

                                        GLOBAL TELESYSTEMS EUROPE B.V.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:




                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the 10 1/2% Senior Notes due 2006, Series B, described in the within-mentioned Indenture.




Dated:  November 24, 1999
                                        UNITED STATES TRUST COMPANY OF NEW
                                          YORK,
                                         as Trustee


                                        By:
                                           ------------------------------------
                                           Authorized Signatory

                              (REVERSE OF SECURITY)

                         GLOBAL TELESYSTEMS EUROPE B.V.


                     10 1/2% Senior Note due 2006, Series B


1.       Interest.

                  GLOBAL TELESYSTEMS EUROPE B.V., a Netherlands limited company (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 24, 1999. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing June 1, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) at the rate borne by the Securities to the extent lawful.

2.       Method of Payment.

                  The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Interest Record Date. Payments of principal, premium, if any, and interest will be made (in the case of payments of principal, on presentation of such Securities if in certificated form) by credit or transfer to a Euro account maintained by the Holder in the place of payment specified by the Holder. Holders of Securities who receive payment in any currency other than the Euro must make arrangements at their own expense. The Company shall deliver any such interest, principal or other payment to the principal Paying Agent no later than 12:00 noon London time on the Business Day prior to the date such payment is due.

3.       Paying Agent and Registrar.

                  Initially, Deutsche Bank AG, London branch will act as Paying Agent, the Trustee (as defined below) will act as Paying Agent in New York City, Banque Internationale a Luxembourg S.A. will act as Paying Agent in Luxembourg and Bankers Trust Luxembourg S.A. will act as Paying Agent in Luxembourg and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar.

4.       Indenture.

                  The Company issued the Securities under an Indenture, dated as of November 24, 1999 (the "Indenture"), among the Company and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. This is one of the Series B Securities referred to in the Indenture. The Series A Securities and the Series B Securities referred to in the Indenture are general obligations of the Company limited in aggregate principal amount to Euro 225,000,000.

5.       Optional Redemption.

                  The Company may, at its option, redeem all (but not less than all) of the Securities then outstanding at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, if the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts as a result of change in law (including any regulations promulgated thereunder) or in the interpretation or administration thereof, if such change is announced and becomes effective on or after the Issue Date. Notice of any such redemption must be given within 60 days of the earlier of the announcement and the effectiveness of any such change.

6.       Notice of Redemption.

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. The Company shall cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxembourger Wort). On and after the Redemption Date, interest will cease to accrue on the Securities so long as the Company has deposited with the applicable Paying Agent for the Securities funds in satisfaction of the Redemption Price pursuant to the Indenture.

7.       Change of Control Offer.

                  Following the occurrence of a Change of Control, the Company will be required to notify the Holders of such occurrence in the manner prescribed by the Indentures and shall, within 30 days after the occurrence of the Change of Control, make an offer to purchase all outstanding Securities at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date. The Company will cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (which is expected to the Luxemburger
Wort).

8.       Limitation on Disposition of Assets.

                  Upon the occurrence of certain Asset Sales, the Company is, subject to certain conditions, obligated to make an offer to purchase Securities at a purchase price in cash equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date.

9.       Denominations; Transfer; Exchange.

                  The Securities are in registered form, without coupons, in denominations of Euro 1,000 and integral multiples of Euro 1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

10.      Persons Deemed Owners.

                  The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.      Unclaimed Funds.

                  If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

12.      Legal Defeasance and Covenant Defeasance.

                  The Company may be discharged from its obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

13.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, effect the assumption by a successor person of all obligations of the Company under the Securities, the Indenture and the Registration Rights Agreement in connection with any transaction complying with Article Five of the Indenture or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

14.      Restrictive Covenants.

                  The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments to become applicable to Restricted Subsidiaries, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or certain other related persons. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15.      Defaults and Remedies.

                  If an Event of Default (other than certain events of bankruptcy, insolvency or reorganization affecting the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding by notice in writing to the Company may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. If certain events of bankruptcy, insolvency or reorganization affecting the Company occur under the Indenture, the Securities will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults if it determines that withholding notice is in their interest.

16.      Trustee Dealings with Company.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.      No Recourse Against Others.

                  No stockholder, director, officer, employee or incorporator, as such, of the Company or any of its Affiliates shall have any liability for any obligation of the Company or any of its Affiliates under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

18.      Authentication.

                  This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

19.      Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.      Common Numbers.

                  The Company has caused common numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21.      Governing Law.

                  The laws of the State of New York shall govern the Indenture and this Security without regard to principles of conflicts of laws.

                                 ASSIGNMENT FORM


I or we assign and transfer this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint ________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:                             Signed:
      ---------------                     --------------------------------------
                                          (Signed exactly as name appears
                                          on the other side of this Security)

Signature Guarantee:
                     -----------------------------------------------------------
                     Participant in a recognized Signature Guarantee
                     Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.10 or Section 4.16 of the Indenture, check the appropriate box:

Section 4.10 [   ]
Section 4.16 [   ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.10 or Section 4.16 of the Indenture, state the amount: Euro _____________

Dated:                             Signed:
      ---------------                     --------------------------------------
                                          (Signed exactly as name appears
                                          on the other side of this Security)

Signature Guarantee:
                     -----------------------------------------------------------
                     Participant in a recognized Signature Guarantee
                     Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT C


                      FORM OF LEGEND FOR GLOBAL SECURITIES

                  Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                  THIS SECURITY IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE,
         (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
         2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

                                                                       EXHIBIT D

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

United States Trust Company of New York
114 W. 47th Street
New York, New York  10036-1532

Attention:  Corporate Trust Administration

         Re:      10 1/2% Senior Notes due 2006
                  (the "Securities"), of Global TeleSystems Europe B.V.

                  This Certificate relates to Euro _______ principal amount of Securities held in the form of* ___ a beneficial interest in a Global Security or* _______ Physical Securities by ___________ (the "Transferor").

The Transferor:*

         [ ] has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Physical Security or Physical Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

         [ ] has requested that the Registrar by written order to exchange or register the transfer of a Physical Security or Physical Securities.

             In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.06 of such Indenture, and that the transfer of the Securities does not require registration under the Securities Act of 1933, as amended (the "Act"), because*:

         [ ] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06 of the Indenture).

         [ ] Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

         [ ] Such Security is being transferred to an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act) which delivers a certificate to the Trustee in the form of Exhibit E to the Indenture. An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.

         [ ] Such Security is being transferred in reliance on Regulation S under the Act. An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.

         [ ] Such Security is being transferred in reliance on Rule 144 under the Act. An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.

         [ ] Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a person other than an institutional "accredited investor." An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.

                                           ------------------------------
                                           [INSERT NAME OF TRANSFEROR]
                                           By:
                                               -----------------------------
                                               [Authorized Signatory]
Date:
      --------------------
      *Check applicable box.

                                                                       EXHIBIT E

                            Form of Certificate To Be
                          Delivered in Connection with
                 Transfers to Institutional Accredited Investors

                                                           ---------------, ----
United States Trust Company of New York
114 W. 47th Street
New York, New York  10036-1532

Attention:  Corporate Trust Administration

         Re:      Global TeleSystems Europe B.V. (the "Company")
                  Indenture (the "Indenture") relating to 10 1/2%
                  Senior Notes due 2006


Ladies and Gentlemen:

                  In connection with our proposed purchase of Euro aggregate principal amount of 10 1/2% Senior Notes due 2006 (the "Notes") of Global TeleSystems Europe B.V., a Netherlands limited company (the "Company"), we confirm that:

                  1. We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and
             (y) that if we decide to resell, pledge or otherwise transfer such Notes within two years after the date of the original issuance of the Notes or if within three months after we cease to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, such Notes may be resold, pledged or transferred only (i) to the Company, (ii) so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom we reasonably believe is a "qualified institution buyer" (as defined in Rule 144A) ("QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Notes), (iii) in an offshore transaction in accordance with Regulation S under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Note if the Note is not in book-entry form), and, if such transfer is being effected by certain transferors prior to the expiration of the "40-day distribution compliance period" (within the meaning of Rule 903(b)(2) of Regulation S under the Securities
             Act), a certificate that may be obtained from the Trustee is delivered by the transferee, (iv) to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Notes) which has certified to the Company and the Trustee for the Notes that it is such an accredited investor and is acquiring the Notes for investment purposes and not for distribution (provided that no Notes purchased from a foreign purchaser or from any person other than a QIB or an institutional accredited investor pursuant to this clause (iii) shall be permitted to transfer any Notes so purchased to an institutional accredited investor pursuant to this clause (iv) prior to the expiration of the "applicable restricted period" (within the meaning of Regulation S under the Securities Act)), (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, and we will notify any purchaser of the Notes from us of the above resale restriction, if then applicable. We further understand that in connection with any transfer of the Notes by us that the Company and the Trustee for the Notes may request, and if so requested we will furnish, such certificates, legal opinions and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

                  2. We are able to fend for ourselves in the transactions
             contemplated by this Offering Memorandum, we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment and can afford the complete loss of such investment.

                  3. We understand that the minimum principal amount of Notes that may be purchased by an investor is Euro 250,000.

                  4. We understand that the Company, Donaldson, Lufkin &
             Jenrette International, Merrill Lynch International, Deutsche Bank AG London, Lehman Brothers International (Europe) and Dresdner Bank AG London Branch, as the initial purchasers of the Securities ("Initial Purchasers"), and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and we agree that if any of the acknowledgments, representations and warranties deemed to have been made by us by our purchase of Notes, for our own account or of one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Company and the Initial Purchasers.

                  5. We are acquiring the Notes purchased by us for investment purposes and not for distribution of our own account or for one or more accounts as to each of which we exercise sole investment discretion and we are or such account is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or
             (7) of Regulation D under the Securities Act).

                  6. You are entitled to rely upon this letter and you are
             irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,


                                       ---------------------------------------
                                            (Name of Purchaser)

                                       By:
                                          ------------------------------------
                                       Date:
                                            ----------------------------------

                                                                       EXHIBIT F

                            Form of Certificate To Be
                             Delivered in Connection
                           with Regulation S Transfers

                                                          ---------------, ----

United States Trust Company of New York
114 W. 47th Street
New York, NY 10036-1532
Attention:  Corporate Trust Administration

Re:      Global TeleSystems Europe B.V. (the "Company") 10 1/2%
         Senior Notes due 2006 (the "Securities")

Ladies and Gentlemen:

                  In connection with our proposed sale of Euro ____________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Securities was not made to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                       Very truly yours,

                                       [Name of Transferor]

                                       By:
                                          -------------------------------------


                                      F-1